Exhibit 2.2

PROTOCOL AND JUSTIFICATION FOR PARTIAL SPLIT-OFF OF TELEMAR NORTE LESTE S.A. WITH THE ACQUISITION OF THE SPLIT OFF PORTION BY COARI PARTICIPAÇÕES S.A. AND THE SHARE EXCHANGE BETWEEN TELEMAR NORTE LESTE S.A. AND COARI PARTICIPAÇÕES S.A.

Through this private deed,

TELEMAR NORTE LESTE S.A., a publicly-held company with head offices at Rua General Polidoro 99, Botafogo, City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Taxpayers’ Resgister under CNPJ/MF No. 33,000.118/0001-79, represented herein as set forth in its corporate by-laws (“TMAR”);

COARI PARTICIPAÇÕES S.A., a publicly-held company with head offices at Rua Humberto de Campos 425, 8th floor - part, City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 04.030.087/0001-09, represented herein as set forth in its corporate by-laws (“Coari”);

TMAR and Coari, together called simply the “Parties” or “Companies”.

WHEREAS:

(i)	TMAR is a publicly-held company that is the controlling shareholder of Coari, whose purpose is to provide telecommunications services and perform other activities that are necessary or useful for the provision of such services, in compliance with the concessions, authorizations and permits granted thereto.

(ii)	Coari is a publicly-held company that is the controlling shareholder of Brasil Telecom S.A. (“BRT”), whose purpose is to (i) control companies providing fixed public telephony services; (ii) promote, through subsidiary or associated companies, the expansion and implementation of fixed telephony services in its respective concession area; (iii) promote, undertake or guide the acquisition of funds from domestic and foreign sources, to be allocated by Coari or by its subsidiaries; (iv) promote and encourage research activities and studies addressed to the development of the fixed telephony sector; (v) provide either directly or through subsidiary or associated companies, specialized technical services related to the fixed telephony area; (vi) promote, encourage and coordinate, either directly or through subsidiary or associated companies, the training or qualification of the personnel required by the fixed telephony sector; (vii) undertake or arrange the importation of goods and services for or through subsidiary or associated companies; (viii) perform other similar activities or activities correlated to its corporate purpose; and (ix) hold stakes in the capital of other companies;

(iii)

On May 24, 2011, the Parties, together with BRT and Tele Norte Leste Participações S.A. (“TNL” and together with TMAR, Coari and BRT, the “Oi Companies”), disclosed a Statement of Material Fact to the market in which they announced approval by the prior meeting of the shareholders of

TNL’s parent company Telemar Participações S.A. (“TmarPart”), of instructions to the managements of the Oi Companies to conduct studies and take the steps required to implement a corporate reorganization of the Oi Companies, consisting of (i) the Share Exchange (as defined below) between TMAR and Coari, (ii) the merger of Coari into BRT, and (iii) the merger of TNL into BRT (collectively the “Corporate Reorganization”);

(iv)	On August 1, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Independent Special Committees of TNL, TMAR and BRT had provided recommendations to the Boards of Directors of the Oi Companies with respect to the exchange ratios in connection with the Corporate Reorganization. On August 17, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Boards of Directors of the Oi Companies had determined the exchange ratios applicable to the Corporate Reorganization;

(v)	The Oi Companies have extremely complex shareholder bases, which are currently dispersed among three publicly-traded companies with a total of seven different classes of publicly traded shares;

(vi)	The Corporate Reorganization is intended to simplify the corporate structure and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies;

(vii)	In light of the effects of the Corporate Reorganization on the Oi Companies and their shareholders, the Split-Off (as defined below) is in the best interest of the Oi Companies because it is intended to result in a better distribution of the book value of the equities between BRT (which will acquire the assets and liabilities of Coari) and TMAR (which will become a wholly-owned subsidiary of BRT) considering that both companies provide fixed-line telecommunications services, in accordance with the concessions and authorizations granted by the Brazilian Telecommunications Industry Regulator (“ANATEL”), without affecting the exchange ratios proposed by the Independent Special Committees and approved by the Boards of Directors of the Oi Companies, as the exchange ratios were negotiated and established based on market values;

(viii)	The Split-Off and the Share Exchange will result, jointly, in the distribution by Coari of one Coari common share of Coari in substitution for each outstanding TMAR common share and one preferred share of Coari in substitution for each outstanding Class A or Class B preferred share of TMAR, and therefore these transactions will not affect the exchange ratios negotiated by the Independent Special Committees and approved by the Boards of Directors of the Oi Companies.

Being in full and fair agreement, the Parties hereby execute this Protocol and Justification for Partial Split-Off of Telemar Norte Leste S.A. with the Acquisition of the Split-Off Portion by Coari Participações S.A., and the Share Exchange between

Telemar Norte Leste S.A. and Coari Participações S.A. (“Protocol and Justification”), in compliance with Articles 224, 225, 229 and 252 of Law No. 6,404/76 (the “Brazilian Corporation Law”), under the following terms and conditions.

SECTION I

PARTIAL SPLIT-OFF OF TMAR

WITH ACQUISITION OF THE PORTION SPLIT OFF BY COARI

CLAUSE ONE – PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The transaction consists of a partial split-off of TMAR, through which a portion of the TMAR equity, consisting of assets, rights and obligations described in Exhibit 1.1 of Section I hereof, will be split off (the “Split-Off Portion”), and the acquisition of the Split-Off Portion by Coari (the “Split-Off”).

1.2. Justification of the Split-Off. The Split-Off is an intermediate step in the implementation of the Corporate Reorganization and is intended to result in a better distribution of the book value of the equities between BRT (which will acquire the assets and liabilities of Coari) and TMAR (which will become a wholly-owned subsidiary of BRT) considering that both companies provide fixed-line telecommunications services, in accordance with the concessions and authorizations granted by ANATEL, without affecting the exchange ratios proposed by the Independent Special Committees and approved by the Boards of Directors of the Oi Companies, as the exchange ratios were negotiated and established based on market values.

CLAUSE TWO – NUMBER, TYPE AND CLASS OF SHARES TO BE DISTRIBUTED TO TMAR SHAREHOLDERS

2.1. Number, Type and Class of Shares to be Distributed. As a result of the Split-Off, Coari will distribute 0.001238 common shares of Coari in partial substitution for each outstanding common share of TMAR and 0.001238 preferred shares of Coari in substitution for each outstanding Class A or Class B preferred share of TMAR. (the “Exchange Ratio for the Split-Off”).

2.2. Criteria Used to Determine the Exchange Ratio for the Split-Off. The Exchange Ratio for the Split-Off was determined by the managements of TMAR and Coari based on the assumption that: (i) the Split-Off is an intermediate step in the Corporate Reorganization whose outcome may not affect the exchange ratios used in the Corporate Reorganization or cause any dilution for the TMAR shareholders; (ii) Coari is a wholly-owned subsidiary of TMAR, (ii) the composition of the equity capital of Coari after the Split-Off and the Share Exchange will reflect the exact current composition of the equity capital of TMAR; and (iv) immediately after the Split-Off and the Share Exchange, there will be a merger of Coari into BRT, based on the exchange ratios negotiated by the Independent Special Committees and approved by the Board of Directors of TMAR and BRT.

2.3. Fractional Shares. Any fractional shares resulting from the Split-Off will be consolidated in the manner set forth in Clauses 5.1.1. and 5.2.2. of this Section.

CLAUSE THREE – APPRAISAL CRITERIA FOR THE SPLIT-OFF PORTION

3.1. Net Worth Appraisal. The assets and liabilities constituting the Split-Off Portion were appraised at their book value by Apsis Consultoria Empresarial Ltda., with head offices at Rua São José 90, suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27.281.922/0001-70 (“Apsis”), based on the audited Equity Balance Sheet of TMAR as of June 30, 2011 (the “Base Date”), and are listed at book value in the Appraisal Report on the Split-Off Portion appended to this Protocol and Justification as Exhibit 3.1. of Section I hereof (“Split-Off Portion Appraisal Report”). The selection and engagement of Apsis must be ratified and approved by the shareholders of TMAR and Coari. As set forth in the Split-Off Portion Appraisal Report, the book value of the Split-Off Portion on the Base Date was R$296,334,327.87 (two hundred ninety-six million, three hundred thirty-four thousand, three hundred twenty-seven reais and eighty-seven centavos).

3.2. Treatment of Equity Variations. Any equity variations occurring in the Split-Off Portion as from the Base Date until the date of the approval of the Share Exchange will be absorbed directly by Coari.

CLAUSE FOUR – SHARES OF ONE COMPANY HELD BY ANOTHER COMPANY AND SHARES HELD IN TREASURY

4.1. Treatment of Shares of One Company held by Another Company. Any shares issued by Coari that are held by TMAR will be cancelled in connection with the Split-Off. There are no shares issued by TMAR which are held by Coari.

4.2. Treatment of Shares Held in Treasury. Coari does not hold any of its shares in treasury. All of the shares issued by TMAR held in treasury will be cancelled upon the approval of the transaction.

CLAUSE FIVE – NO CHANGE TO THE EQUITY CAPITAL OF TMAR AND REDUCTION IN THE EQUITY CAPITAL OF COARI

5.1. Equity Capital of TMAR Following the Split-Off. The reduction of the net equity of TMAR resulting from the Split-Off and transfer of the Split-Off Portion to Coari will be accounted for as a reduction of the capital reserve account and, therefore, will not result in any change in the equity capital of TMAR. The Split-Off will not result in the cancellation of any TMAR shares.

5.2. Reduction in the Equity Capital of Coari. The acquisition of the Split-Off Portion by Coari will result in a reduction in the equity capital of Coari in an amount equal to of R$14,358,752,355.06 (fourteen billion, three hundred fifty-eight million, seven hundred fifty-two thousand, three hundred fifty-five reais and six centavos) corresponding to the portion of the net debt of TMAR described in Exhibit 1.1 of Section I hereof, through the absorption of the Split-Off Portion by Coari. As a result of the reduction in the Equity Capital of Coari, 161,990,001 (one hundred sixty-one million, nine hundred ninety thousand and one) common shares and 128,675,049 (one hundred twenty-eight million, six hundred seventy-five thousand and forty-nine) preferred shares will be cancelled. Furthermore, as a result of the acquisition of the Split-Off Portion by Coari, Coari will issue 190,692 (one hundred ninety thousand, six hundred ninety-two) registered common shares and 235,252 (two hundred thirty-five thousand, two hundred fifty-two) registered preferred shares, without par value, which will be distributed in full to the current shareholders of TMAR.

5.2.1. For the purposes of the Split-Off, the net amount of the investment of TMAR in Coari of R$16,382,514,682.93 (sixteen billion, three hundred eighty-two million, five hundred fourteen thousand, six hundred eighty-two reais and ninety-three centavos) as set forth in the Split-Off Portion Appraisal Report, will not be considered an equity variation of Coari, as this investment is already part of the equity of Coari, as set forth in its financial statements.

5.2.2. Fractional shares issued by Coari and distributed to individual TMAR shareholders in connection with the Split-Off will be consolidated with the fractional shares of Coari issued in connection with the Share Exchange, so that each shareholder will hold, after the Split-Off and the Share Exchange, the same number of shares of Coari which they held of TMAR prior to the Split-Off and the Share Exchange.

5.3. Composition of the Equity Capital of Coari After the Absorption of the Split-Off Portion by Coari. As a result of the absorption of the Split-Off Portion by Coari, the equity capital of Coari will be R$1,430,491,287.96 (one billion, four hundred thirty million, four hundred ninety-one thousand, two hundred eighty-seven reais and ninety-six centavos), represented by 190,692 (one hundred ninety thousand, six hundred ninety-two) common shares and 235,252 (two hundred thirty-five thousand, two hundred fifty-two) preferred shares.

CLAUSE SIX – AMENDMENT OF THE CORPORATE BY-LAWS OF TMAR AND COARI

6.1. Amendment of TMAR’s Corporate By-Laws. As the Split-Off will not result in a change in the amount of TMAR’s share capital or the number of shares issued by TMAR, it will not be necessary to amend TMAR’s corporate by-laws.

6.2. Amendment of Coari’s Corporate By-Laws. In connection with the Split-Off and the Share Exchange, the corporate by-laws of Coari must be amended as provided in Clause 6.1. of Section II below.

CLAUSE SEVEN – REASONS FOR THE SPLIT-OFF

7.1. Reasons for the Split-Off. The Split-Off is an intermediate step in the implementation of the Corporate Reorganization, and the managements of the Oi Companies believe that it furthers the best interests of the Oi Companies and their shareholders as it will result in a better distribution of the book value of the equities between BRT (which will acquire the assets and liabilities of Coari) and TMAR (which will become a wholly-owned subsidiary of BRT) considering that both companies provide fixed-line telecommunications services, in accordance with the concessions and authorizations granted by ANATEL, without affecting the exchange ratios proposed by the Independent Special Committees and approved by the Board of Directors of the Oi

Companies, as the exchange ratios were negotiated and established based on market values.

CLAUSE EIGHT – ALLOCATION OF THE VALUE OF THE SPLIT-OFF PORTION

8.1. Allocation of the Split-Off Portion. As a result of the absorption of the Split-Off Portion by Coari, the equity capital of Coari will be reduced by an amount equal to R$14,358,752,355.06 (fourteen billion, three hundred fifty-eight million, seven hundred fifty-two thousand, three hundred fifty-five reais and six centavos), and an amount equal to R$1,727,428,000.00 (one billion, seven hundred twenty-seven million, four hundred twenty-eight thousand reais) will be allocated to Coari’s investment reserve account.

CLAUSE NINE – TYPES OF SHARES TO BE ISSUED TO THE TMAR SHAREHOLDERS

9.1. Shares to be Issued to the TMAR Shareholders in the Split-Off. The holders of common shares of TMAR will receive common shares issued by Coari and the holders of TMAR Class A or Class B preferred shares will receive preferred shares issued by Coari. The common and preferred shares issued by Coari to TMAR shareholders will entitle them to the same rights as those conferred by the common shares and preferred shares issued by Coari, respectively.

CLAUSE TEN – WITHDRAWAL RIGHTS

10.1. Withdrawal Rights of TMAR and Coari Shareholders. Any TMAR and Coari shareholders that do not approve the Split-Off will be guaranteed the right of withdrawal, as set forth in Clause 10.1 of Section II of this Protocol and Justification.

CLAUSE ELEVEN – APPROVAL BY THE GENERAL SHAREHOLDERS’ MEETINGS OF TMAR AND COARI

11.1. General Shareholder’s Meetings. In order to approve the Split-Off, General Shareholders’ Meetings of TMAR and Coari will be held to consider the Split-Off.

SECTION II

ACQUISITION OF TMAR SHARES BY COARI

CLAUSE ONE – PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The transaction consists of a share exchange between TMAR and Coari, through the transfer of all the shares of TMAR to Coari, as a result of which TMAR will become a wholly-owned subsidiary of Coari, pursuant to Article 252 of the Brazilian Corporation Law (the “Share Exchange”).

1.2. Justification of the Share Exchange. The Share Exchange is one of the steps of the Corporate Reorganization, the purpose of which is to simplify the corporate structure and governance of the Oi Companies, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies.

Furthermore, the managements of the Oi Companies believe that the Share Exchange furthers the best interests of the Oi Companies and their shareholders, particularly through (i) consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad; (ii) streamlining the reporting process with the U.S. Securities and Exchange Commission (the “SEC”) by enabling the merger of Coari into BRT and transforming TMAR into a wholly-owned subsidiary of BRT, which is the only Oi Company which currently has both common and preferred shares listed in Brazil and New York (through its American Depositary Receipt (“ADR”) programs); (iii) aligning the interests of the shareholders of TMAR, Coari and BRT; and (iv) promptly eliminating the costs of separate listings of the shares of TMAR and Coari, as well as costs arising from separately complying with the public disclosure requirements applicable to TMAR and Coari.

CLAUSE TWO – NUMBER, TYPE AND CLASS OF SHARES TO BE DISTRIBUTED TO TMAR SHAREHOLDERS

2.1. Number, Type and Class of Shares to be Distributed. As a result of the Share Exchange, Coari will distribute 0.998762 common shares of Coari in substitution for each outstanding TMAR common share held by the shareholders of TMAR following the Split-Off and 0.998762 preferred shares of Coari in substitution for each outstanding TMAR Class A or Class B preferred share held by the shareholders of TMAR following the Split-Off (“Exchange Ratio for the Share Exchange”).

2.2. Criteria Used to Determine the Exchange Ratio for the Share Exchange. The Exchange Ratio for the Share Exchange was determined by the managements of TMAR and Coari based on the assumptions that (i) the Share Exchange is an intermediate step in the Corporate Reorganization; (ii) on this date, Coari is a wholly-owned subsidiary of TMAR; (iii) the composition of the Coari equity capital after the Share Exchange in accordance with the Exchange Ratio for the Share Exchange will reflect the exact current composition of the equity capital of TMAR; and (iv) immediately after the Split-Off and the Share Exchange, there will be a merger of Coari into BRT, based on the exchange ratios negotiated by the Independent Special Committees and approved by the Board of Directors of TMAR and BRT.

2.3. Fractional Shares. Fractional shares issued by Coari and distributed to individual TMAR shareholders in connection with the Share Exchange will be consolidated with the fractional shares of Coari issued in connection with the acquisition of the Split-Off Portion, so that each shareholder will hold, after the Split-Off and the Share Exchange, the same number of shares of Coari which they held of TMAR prior to the Split-Off and the Share Exchange.

CLAUSE THREE – NET WORTH APPRAISAL CRITERIA FOR TMAR AND COARI

3.1. Net Worth Appraisal. The shares of TMAR were appraised on the basis of their book value, as set forth in the audited financial statements of TMAR as of the Base Date. Pursuant to the provisions set forth in Articles 226 and 252 of the Brazilian Corporation Law, Apsis was selected to conduct the appraisal of the shares of TMAR that will be acquired by Coari. The selection and engagement of Apsis must be ratified and approved by the shareholders of TMAR and Coari. As set forth in the Appraisal

Report included in Exhibit 3.1. of Section II hereof (the “Equity Appraisal Report on TMAR Shares”), the book value of the net equity of TMAR on the Base Date, considering the effects of the Spilt-Off, was R$20,468,201,465.96 (twenty billion, four hundred sixty-eight million, two hundred one thousand, four hundred sixty-five reais and ninety-five centavos), or R$59.4907 (fifty-nine reais and forty-nine centavos and fraction) per share of TMAR.

3.2. Appraisal of the Net Worth of TMAR and Coari at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the net worth appraisal report of TMAR and Coari at market prices. The appraisals of the net worth of TMAR and Coari at market prices were prepared using the same criteria and as of the same Base Date as set forth in the Net Worth Appraisal Report at Market Prices included in Exhibit 3.2. of Section II hereof (“Net Worth Appraisal Report at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an Exchange Ratio of 0.015398 Coari shares for each outstanding share of TMAR.

3.3. Economic Appraisal of TMAR. Pursuant to the provisions set forth in Article 12 of the corporate by-laws of TMAR, an independent Economic Appraisal Report on TMAR, as of the Base Date, will be prepared for purposes of determining the reimbursement value to be paid to TMAR shareholders who exercise their withdrawal rights in connection with the Share Exchange. Pursuant to Article 45, §§ 3 and 4 of the Brazilian Corporation Law, a general shareholders’ meeting of TMAR will be called in due course to choose the specialized company that will prepare the abovementioned report, among a list of three companies recommended by the Board of Directors of TMAR. The reimbursement value per share to be paid in connection with the exercise of the withdrawal rights will be fully disclosed before the general shareholders’ meeting of TMAR which will consider the Share Exchange.

3.4. Treatment of Equity Variations. Any equity variations occurring in TMAR and Coari as from the Base Date until the date of the approval of the Share Exchange will be absorbed directly by the respective companies.

CLAUSE FOUR – SHARES OF ONE COMPANY HELD BY ANOTHER COMPANY AND SHARES HELD IN TREASURY

4.1. Treatment of Shares of One Company Held by Another Company. Any shares issued by Coari that are held by TMAR will be canceled in connection with the Share Exchange. There are no shares issued by TMAR which are held by Coari.

4.2. Treatment of Shares Held in Treasury. Neither Coari nor TMAR will hold any of its shares in treasury at the time of the Share Exchange.

CLAUSE FIVE – INCREASE IN THE EQUITY CAPITAL OF COARI

5.1. Increase in the Equity Capital of Coari. The Share Exchange will result in an increase in the equity capital of Coari in the amount of R$20,468,201,465.96 (twenty billion, four hundred sixty-eight million, two hundred one thousand, four hundred sixty-five reais and ninety-five centavos) through the transfer of the shares of TMAR to Coari as set forth in the Equity Appraisal Report on TMAR Shares and in compliance with

Article 252 of the Brazilian Corporation Law. Coari will issue 153,841,521 (one hundred fifty-three million, eight hundred forty-one thousand, five hundred twenty-two) registered common shares and 189,789,368 (one hundred eighty-nine million, seven hundred eighty-nine thousand, three hundred sixty-eight) registered preferred shares, without par value, which will be distributed to the current shareholders of TMAR, in exchange for their TMAR shares.

5.2. Composition of the Equity Capital of Coari After the Share Exchange. As a result of the above-mentioned capital increase, the equity capital of Coari will increase to R$21,898,692,753.92 (twenty-one billion, eight hundred ninety-eight million, six hundred ninety-two thousand, seven hundred fifty-three reais and ninety-two centavos), which also reflects the capital increase resulting from the Split-Off described in Section I of this Protocol and Justification. After the Split-Off and the Share Exchange, the equity capital of Coari will be represented by 154,032,213 (one hundred fifty-four million, thirty-two thousand, two hundred thirteen) registered common shares and 190,024,620 (one hundred ninety million, twenty-four thousand, six hundred twenty) registered preferred shares, without par value. As described above in item 2.3 of this Section II, fractional shares issued by Coari and distributed to individual TMAR shareholders in connection with the Split-Off will be consolidated with the fractions of shares fractional shares of Coari issued in connection with the Share Exchange, so that each shareholder will hold, after the Split-Off and the Share Exchange, the same number of shares of Coari which they held of TMAR prior to the Split-Off and the Share Exchange.

5.3. Wholly-Owned Subsidiary. As a result of the Share Exchange, TMAR shall become a wholly-owned subsidiary of Coari.

CLAUSE SIX – AMENDMENT OF THE CORPORATE BY-LAWS OF COARI

6.1. Amendment of Coari’s Corporate By-Laws. As the Spin-Off and the Share Exchange, provided for in this Protocol and Justification, will be considered and approved at the same extraordinary shareholders’ meeting of Coari, which will be timely called, in connection with both the Spin-Off and the Share Exchange, the corporate by-laws of Coari must be amended in order to reflect the change in the amount of its share capital and the number of shares into which its share capital is divided. After these transactions are approved, the following proposed amendment to the main section of Article 5 of the corporate by-laws of Coari will be submitted to its shareholders:

“Article 5 - The Equity Capital is R$21,898,692,753.92 (twenty one billion, eight hundred ninety-eight million, six hundred ninety-two thousand, seven hundred fifty-three reais and ninety-two centavos), divided into 344,056,833 (three hundred forty-four million, fifty-six thousand, eight hundred thirty-three) shares, consisting of 154,032,213 (one hundred fifty-four million, thirty-two thousand, two hundred thirteen) common shares and 190,024,620 (one hundred ninety million, twenty-four thousand, six hundred twenty) preferred shares, all registered and with no par value.”

CLAUSE SEVEN – REASONS FOR SHARE EXCHANGE

7.1. Reasons for the Share Exchange. The Share Exchange is one of the steps of the Corporate Reorganization and the managements of the Oi Companies believe that the Share Exchange is an essential step of the Corporate Reorganization and that the Share Exchange furthers the best interests of TMAR, Coari and their shareholders, particularly through:

(i)	simplifying the corporate structure, which is currently extremely complex and includes three publicly-held companies with seven different classes of publicly traded shares, and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad;

(ii)	reduce operational, administrative and financial costs following the consolidation of the general management of the Oi Companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

(iii)	enabling the merger of Coari into BRT and transforming TMAR into a wholly-owned subsidiary of BRT, which is the only Oi Company which currently has both common and preferred shares listed in Brazil and New York (through its ADR programs);

(iv)	aligning the interests of the shareholders of TMAR, Coari and BRT; and

(v)	eliminating the costs of separate listings of the shares of TMAR and Coari, as well as costs arising from separately complying with the public disclosure requirements applicable to TMAR and Coari.

CLAUSE EIGHT – ALLOCATION OF THE VALUE OF THE TMAR SHARES

8.1. Value of the TMAR shares. According to the Equity Appraisal Report on TMAR Shares, the book value on the Base Date of the TMAR shares to be transferred to Coari is R$59.4907 (fifty-nine reais forty-nine centavos and fraction) per share, and 343,630,889 (three hundred forty-three million, six hundred thirty thousand, eight hundred eighty-nine) TMAR shares will be transferred to Coari, resulting in an amount equal to R$20,468,201,465.96 (twenty billion, four hundred sixty-eight million, two hundred one thousand, four hundred sixty-five reais and ninety-five centavos) that will be allocated in full to the increase in the equity capital of Coari.

CLAUSE NINE – TYPES OF SHARES ISSUED TO THE TMAR SHAREHOLDERS

9.1. Shares to be Issued to the TMAR Shareholders in the Share Exchange. The holders of common shares of TMAR will receive the same number of common shares issued by Coari and the holders of TMAR Class A or Class B preferred shares will receive the same number of preferred shares issued by Coari as the number of common or preferred shares of TMAR that they held, which will be extinguished as a result of the Share Exchange. The common and preferred shares issued by Coari to TMAR shareholders will entitle them to the same rights as those conferred by the other common and preferred shares issued by Coari, respectively.

CLAUSE TEN – WITHDRAWAL RIGHTS

10.1. Withdrawal Rights of TMAR and Coari Shareholders. Pursuant to the provisions set forth in Article 137 of the Brazilian Corporation Law, shareholders that do not approve the Share Exchange, through dissent, abstention or not attending the General Meetings of TMAR and Coari called to consider the Share Exchange, are entitled to withdrawal rights, unless the shares owned by such shareholders possess liquidity and dispersal in the market, under the terms of Article 137, II of the Brazilian Corporation Law, which is not the case for the shares of TMAR and Coari. In order for the exercise the withdrawal rights to be effective, the shareholders of TMAR and Coari must exercise their withdrawal rights with respect to the totality of the shares owned by them at the time of the general shareholders’ meeting of TMAR and Coari that approves the Share Exchange.

10.1.1. Shareholders owning TMAR common shares and Class A or Class B preferred shares will have withdrawal rights.

10.1.2. Shareholders owning common and preferred shares of Coari will have withdrawal rights.

10.1.3. A shareholder of either Coari or TMAR must specifically express its intention to exercise its withdrawal rights within thirty (30) days after the publication date of the minutes of the General Shareholder’s Meeting of TMAR at which the Share Exchange is approved.

10.2. Value of Reimbursement to TMAR Shareholders. Pursuant to the provisions set forth in Article 12 of the corporate by-laws of TMAR, the shareholders of TMAR that dissent at the general shareholder’s meeting of TMAR which will consider the Share Exchange will have the right to be reimbursed for their TMAR shares at the economic value of their TMAR shares as determined based on an independent Economic Appraisal Report on TMAR prepared as of the Base Date. Pursuant to Article 45, §§ 3 and 4 of the Brazilian Corporation Law, a general shareholders’ meeting of TMAR will be called in due course to choose the specialized company that will prepare the abovementioned report, among a list of three companies recommended by the Board of Directors of TMAR. The reimbursement value per share to be paid in connection with the exercise of the withdrawal rights will be fully disclosed before the general shareholders’ meeting of TMAR which will consider the Share Exchange.

10.3. Value of Reimbursement to TMAR Shareholders in accordance with the Net Worth Appraisal Report at Market Prices. Given that the Exchange Ratio proposed to the non-controlling shareholders of TMAR for the Share Exchange is more favorable then the one resulting from the comparison of the net worth of TMAR and Coari at market prices provided in the Net Worth Appraisal Report at Market Prices, the dissenting shareholders at the extraordinary general shareholders’ meeting of TMAR called to consider the Share Exchange will not be able to elect to receive a reimbursement value calculated based on the net worth at market prices in exchange for their withdrawn shares.

10.4.	Payment of Reimbursement. The payment of the reimbursement value for the withdrawn shares will depend on the effective completion of the Share Exchange, as set forth in Article 230 of the Brazilian Corporation Law. In accordance with Article 137 of the Brazilian Corporation Law, the reimbursement of the value of the withdrawn shares will be assured only in respect of shares for which the shareholder was proven to be the owner at the close of trading on May 24, 2011, the date of publication of the Statement of Material Fact announcing the Corporate Reorganization and the Share Exchange and which have been owned by the shareholder uninterruptedly through the effective exercise of the right of withdrawal.

10.5. Rescission of the Share Exchange. Pursuant to Article 137, §3 of the Brazilian Corporation Law, in the event that the amount to be paid to shareholders of TMAR or Coari in connection with the exercise of withdrawal rights would, in the opinion of the management of TMAR or Coari, jeopardize the financial stability of the respective companies, the Share Exchange may be rescinded through a proposal presented by the management of TMAR or Coari.

CLAUSE ELEVEN – APPROVAL BY THE GENERAL SHAREHOLDERS’ MEETINGS OF TMAR AND COARI

11.1. General Meetings of the Shareholders. The Share Exchange will be considered by the same general shareholders’ meetings of TMAR and Coari that will be held to consider the Split-Off.

SECTION III

GENERAL PROVISIONS

12.1. Rights and Obligations. TMAR will be jointly liable with Coari for all of the obligations related to the Split-Off Portion assumed by Coari as a result of the Split-Off.

12.2. Absence of Succession on the Share Exchange. Upon the effective completion of the Share Exchange, Coari will not absorb the assets, rights, goods, obligations and liabilities of TMAR, and TMAR will maintain its legal existence, becoming a wholly-owned subsidiary of Coari, without succession.

12.3. Auditing the Financial Statements of TMAR and Coari. In compliance with Article 12 of CVM Instruction No. 319/99, the financial statements of TMAR and Coari dated as of June 30, 2011 that served as the basis for the Split-Off and the Share Exchange were audited by Deloitte Touche Tohmatsu.

12.4. Independent Special Committees. Given that the merger of Coari into BRT and the merger of TNL into BRT are transactions between controlling shareholders and their subsidiaries, the managements of TNL, TMAR and BRT have constituted independent special committees, pursuant to and for the purposes of CVM Guideline No. 35. Coari did not constitute its own independent special committee since TMAR is its only shareholder and considering that the exchange ratio to be applied in the Split-Off and Share Exchange is of one common share of Coari for each common share of TMAR and one preferred share of Coari for each class A or class B preferred share of TMAR. Given that following the Split-Off and the Share Exchange, Coari will have the same shareholding structure as TMAR does currently (except for the shares held in treasury, which will be cancelled), the exchange ratios negotiated by the independent special committees of TMAR and BRT have considered the Split-Off and Share Exchange in order to negotiate the exchange ratios to be recommended to the Board of Directors of TMAR and BRT.

12.5. Documents Available to the Shareholders. All the documents mentioned in this Protocol and Justification, as well as all the other documents already available at this moment, will be available to the respective TMAR and Coari shareholders as required by applicable law and regulations, and may be reviewed by such shareholders at the following address: Rua Humberto de Campos 425, 5th floor (part), Leblon, City of Rio de Janeiro, State of Rio de Janeiro. These documents will also be available at the following websites: CVM (www.cvm.gov.br), BM&FBOVESPA (www.bmfbovespa.com.br), and the TMAR Investor Relations website (www.oi.net.br/ri).

12.6. Notification of the Split-Off and the Share Exchange to the Authorities. The Split-Off and the Share Exchange are being analyzed by ANATEL. Any other necessary communications related to the Split-Off and the Share Exchange will be submitted to the relevant government authorities in compliance with the governing law.

12.7. Registration with the SEC and Release of the Information Required by CVM Instructions No. 139/99 and No. 481/09. Although we are relying on an exemption from the registration requirements under the U.S. Securities Act of 1933, as amended, in connection with the Split-Off and the Share Exchange, we will file a registration statement with the SEC in connection with the merger of TNL into BRT. As a result, the general shareholders’ meetings that will consider the Split-Off and the Share Exchange will only be called after such registration statement has been declared effective by the SEC. At this moment, without adverse effects to the partial disclosure of some data and information related to the Corporate Reorganization, the materials set forth in CVM Instruction No. 481/09 and CVM Instruction No. 319/99, including the Material Fact provided for in CVM Instruction No. 319/99, will also be fully disclosed.

12.8. Approval of the Corporate Reorganization. The Corporate Reorganization assumes the share exchange between TMAR and Coari and the mergers of both Coari and TNL into BRT will occur on the same date, together and inseparable one from the others, and as a result, the completion of each of these transactions, including the Split-Off and Share Exchange, will be conditioned on the approval of the other transactions.

12.9. Survival of Valid Clauses. Should any clause, provision, term or condition of this Protocol and Justification be deemed invalid, the other clauses, provisions, terms and conditions will not be adversely affected by such invalidation.

12.10. Election of Courts of Law. The Central Law Court of the Rio de Janeiro State Court District is hereby elected to settle all issues arising from this Protocol and Justification, waiving any other, no matter how much more privileged it may be.

(rest of the page intentionally left blank)

BEING IN FULL AND FAIR AGREEMENT, the Parties sign this Protocol and Justification in 3 (three) copies of identical form and content for one single purpose, together with the two undersigned witnesses.

Rio de Janeiro, August 26, 2011.

TELEMAR NORTE LESTE S.A.

/s/ Francisco Tosta Valim Filho	/s/ Maxim Medvedovsky
Name: Francisco Tosta Valim Filho	Name: Maxim Medvedovsky
Position: Chief Executive Officer	Position: Officer

COARI PARTICIPAÇÕES S.A.

/s/ Francisco Tosta Valim Filho	/s/ Maxim Medvedovsky
Name: Francisco Tosta Valim Filho	Name: Maxim Medvedovsky
Position: Chief Executive Officer	Position: Officer

Witnesses:

/s/ Carolina Ohana Marques de Cunha	/s/ Andrea Gerlach Lima de Alencar
Name: Carolina Ohana Marques de Cunha	Name: Andrea Gerlach Lima de Alencar
Identity Card No:	Identity Card No:

Exhibit 1.1. of Section I

Specifications of the Assets/Liabilities of the Split-Off Portion

Specifications of the Assets/Liabilities of the Split-Off Portion

Assets

Investment in Coari			16,382,514,682.93

Liabilities BOND

Outstanding balance			2,818,280,659.76

Transaction costs to appropriate			(295,242,773.83)

Total balance of related hedges			553,560,913.34

Total indebtedness			3,076,598,799.27

List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
50000000096	073/2009	Morgan Stanley	29,385,118.88
50000000098	080/2009	Merrill Lynch	19,684,119.03
50000000099	081/2009	JP Morgan	11,318,737.75
50000000100	083/2009	Merrill Lynch	21,810,749.07
50000000103	198/2009	Morgan Stanley	36,925,528.23
50000000109	086/2009	JP Morgan	21,504,961.25
50000000110	087/2009	JP Morgan	14,336,640.81
50000000112	102/2009	Santander	25,918,754.71
50000000114	020/2010	Deutsche Bank	13,758,745.76
50000000115	021/2010	Standard	23,620,913.91
50000000118	024/2010	Deutsche Bank	19,712,839.48
50000000184	FWD137	HSBC	24,056,463.50
50000000186	FWD135	Deutsche Bank	24,135,261.07
50000000187	FWD139	BNP Paribas	24,371,653.79
50000000190	FWD136	Itaú BBA	48,191,724.60
50000000191	FWD141	Itaú BBA	24,233,758.04
50000000192	FWD145	Itaú BBA	24,125,411.38
50000000194	FWD140	Bradesco	24,371,653.79
50000000197	FWD143	Santander	22,384,954.36
50000000198	FWD138	Morgan Stanley	24,361,804.09
50000000205	FWD151	Merrill Lynch	8,562,505.85
50000000214	FWD153	HSBC	11,242,542.76
50000000218	FWD157	Merrill Lynch	5,620,291.42
50000000220	FWD155	Santander	5,494,057.79
50000000223	FWD159	Morgan Stanley	7,326,872.89
50000000225	FWD164	Santander	10,260,873.19
50000000227	FWD162	Citibank	3,426,748.40
50000000229	FWD166	Itaú BBA	5,678,553.08
50000000232	FWD170	Santander	5,382,389.58
50000000234	FWD168	Goldman & Sachs	5,309,562.49
50000000236	FWD172	Goldman & Sachs	7,046,722.39
50000000204	002/2011	Merrill Lynch	—
50000000209	001/2011	Morgan Stanley	—
50000000211	003/2011	Morgan Stanley	—
50000000210	004/2011	Merrill Lynch	—
50000000212	007/2011	Goldman & Sachs	—

Liabilities (cont.)

BOND 750 M

Outstanding balance			1,747,218,402.34

Transaction costs to appropriate			(23,566,979.55)

Total balance of related hedges			24,579,375.75

Total indebtedness			1,748,230,798.54
List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
	FWD181	HSBC	—
	FWD182	Merrill Lynch	—
50000000221	FWD160	Deutsche Bank	24,579,375.75
50000000237	FWD173	Deutsche Bank	—
50000000238	FWD174	BNP Paribas	—
50000000239	FWD175	HSBC	—
50000000240	FWD176	Merrill Lynch	—
50000000241	FWD177	HSBC	—
50000000242	FWD178	HSBC	—
50000000243	FWD179	Merrill Lynch	—
50000000244	FWD180	Merrill Lynch	—

BOND – Citibank

Outstanding balance			226,247,840.06

Transaction costs to appropriate			(19,803,067.42)
Total balance of related hedges			—

Total indebtedness			206,444,772.64

DEBENTURE 7 YEARS CDI + 0.55%

Outstanding balance			560,979,560.54
Transaction costs to appropriate			—
Total balance of related hedges			—

Total indebtedness			560,979,560.54
List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
50000000068	001/2007	Citibank	—

PUBLIC DEBENTURE 2010 5TH ISSUANCE – 1ST SERIES

Outstanding balance			1,798,777,554.99

Transaction costs to appropriate			(8,345,267.02)
Total balance of related hedges			—

Total indebtedness			1,790,432,287.97

Liabilities (cont.)

PUBLIC DEBENTURE 2010 5TH ISSUANCE – 2ND SERIES

Outstanding balance	269,424,445.82

Transaction costs to appropriate	(1,397,991.59)
Total balance of related hedges	—

Total indebtedness	268,026,454.23

BNDES Direct TJLP05 7 IP

Outstanding balance	9,483,526.73
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	9,483,526.73

BNDES Direct TJLP05 Tranche A

Outstanding balance	20,700,839.87
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	20,700,839.87

BNDES Direct TJLP05 Tranche B

Outstanding balance	5,177,170.72
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	5,177,170.72

BNDES Direct TJLP05 Tranche C

Outstanding balance	808,000.69
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	808,000.69

BNDES Direct TJLP06 Tranche A (1)

Outstanding balance	866,900,682.52
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	866,900,682.52

BNDES Direct TJLP06 Tranche A (2)

Outstanding balance	281,640,651.26
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	281,640,651.26

Liabilities (cont.)

BNDES Direct TJLP06 Tranche B

Outstanding balance	48,548,836.84
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	48,548,836.84

BNDES Direct TJLP OI

Outstanding balance	128,299,255.09
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	128,299,255.09

PRIVATE DEBENTURE (CREDITOR: OI)

Outstanding balance	4,001,070,650.34
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	4,001,070,650.34

PRIVATE DEBENTURE (CREDITOR: BRT CELULAR)

Outstanding balance	2,055,843,794.61
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	2,055,843,794.61

PRIVATE DEBENTURE (CREDITOR: COPART 4)

Outstanding balance	1,016,994,273.20
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	1,016,994,273.20

Totals
Outstanding balance	15,856,396,145.38
Transaction costs to appropriate	(348,356,079.41)
Total balance of related hedges	578,140,289.09

Total indebtedness	16,086,180,355.06

Exhibit 3.1. of Section I

Appraisal Report on the Split-Off Portion

REPORT:	RJ-0375/11-01

BASE DATE:	June 30, 2011

REQUESTING PARTY:	COARI PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, nº 425, 8º andar (parte), in Leblon, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under Nº. 04.030.087/0001-09, hereinafter referred to as COARI.

OBJECT:	TELEMAR NORTE LESTE S.A., with its head office located at General Polidoro nº99, in Botafogo, in the City and State of Rio De Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under Nº. 33.000.118/0001-79, hereinafter referred to as TMAR.

PURPOSE:	To assess the book value of TMAR’s shares in connection with the split-off with COARI, pursuant to Law No. 6,404, of Dec/15/1976 (Corporate Law).

Laudo RJ-0375/11-01	1

Laudo RJ-0375/11-01	2

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda., hereinafter referred to as APSIS, with its head office located at Rua da Assembléia, Nº. 35, 12th floor, in the City and State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No 08.681.365/0001-30, was appointed to assess the book value of TMAR shares in connection with the split-off with COARI, pursuant to Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, we used data and information provided by third parties, in the form of documents and verbal interviews with the client. Estimates used in this process are based on documents and information which include, among others, the following:

•	Balance Sheet of TMAR as of June 30, 2011.

APSIS has recently performed appraisals for publicly-held companies, for various purposes, of the following companies:

•	AMÉRICA LATINA LOGÍSTICA DO BRASIL S/A

•	BANCO PACTUAL S/A

•	CIMENTO MAUÁ S/A

•	ESTA-EMPRESA SANEADORA TERRITORIAL AGRÍCOLA S/A.

•	GEODEX COMMUNICATIONS DO BRASIL S/A

•	GERDAU S/A

•	HOTÉIS OTHON S/A

•	IBEST S/A

•	L.R. CIA.BRAS.PRODS.HIGIENE E TOUCADOR S/A

•	LIGHT SERVIÇOS DE ELETRICIDADE S/A

•	LOJAS AMERICANAS S/A

•	REPSOL YPF BRASIL S/A

•	TAM TRANSPORTES AÉREOS MERIDIONAL S/A

•	WAL PETROLEO S/A

The APSIS team in charge of preparing this report comprises the following professionals:

•	AMILCAR DE CASTRO

Project manager

•	ANA CRISTINA FRANÇA DE SOUZA

Civil engineer

Post-graduate in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	BETINA DENGLER

Project manager

•	CESAR DE FREITAS SILVESTRE

Accountant (CRC/RJ 44779/O-3)

•	FLAVIO LUIZ PEREIRA

Accountant (CRC/RJ 022016-O-9)

•	LUIZ PAULO CESAR SILVEIRA

Mechanical engineer

Master of Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

Civil engineer (CREA/RJ 91.1.03035-3)

•	RICARDO DUARTE CARNEIRO MONTEIRO

Civil engineer

Post-graduate in Economic Engineeering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA

Accountant (CRC/RJ 024.100-6 / CVM 6734)

Laudo RJ-0375/11-01	3

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•

The consultants and appraisers do not have any direct or indirect interest in the companies involved in the share exchange, nor are there any other circumstances which may characterize a conflict of interest.

•	To the best of the consultants’ knowledge and belief, the analyses, opinions and conclusions expressed in this Report are based on data, diligence, research and surveys that are true and correct.

•	This Report presents all the limiting conditions imposed by the adopted methodologies, which affect the analyses, opinions and conclusions contained therein.

•	APSIS professional fees are not in any way whatsoever subject to the conclusions of this report.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•	In this Report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	This Report was prepared by APSIS and no one other than the consultants themselves prepared the analyses and respective conclusions.

•

For projection purposes, we start with the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the companies in question, other than those listed in this Report.

•

This Report complies with the specifications and criteria prescribed by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies and regulations, where applicable, such as: Finance Ministry, the Central Bank of Brazil, Banco do Brasil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR (Income Tax Regulations), etc.

•

The managers of the companies involved did not direct, restrict, hinder or take any actions which have or may have compromised access to, use or knowledge of information, assets, documents, or work methods applicable to the quality of the respective conclusions contained herein.

Laudo RJ-0375/11-01	4

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and unaudited projected data provided in writing or verbally by the company’s management or obtained from the sources mentioned. Therefore, APSIS has assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the company’s auditors.

•	Our work was developed for use by the requesting party in connection with the previously described objectives.

•	We do not take responsibility for occasional losses to the requesting party or to other parties as a result of the use of data and information provided by the company and contained herein.

Laudo RJ-0375/11-01	5

4. APPRAISAL METHODOLOGY

Analysis of the previously mentioned supporting documents designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of “Generally Accepted Accounting Principles and Conventions”.

We examined the balance sheet of TMAR, as well as all other documents required for the preparation of this report, which was prepared on the basis of TMAR balance sheet for the period ending June 30, 2011.

It was ascertained that the assets and liabilities of TMAR have been duly accounted for.

Laudo RJ-0375/11-01	6

5. NET EQUITY APPRAISAL

We examined the accounting books of TMAR, as well as all other documents required for the preparation of this report.

The experts have ascertained that the book net equity value of TMAR, in connection with the split-off with COARI is equivalent to R$ 296,334,327.87 (two hundred ninety six million, three hundred thirty four thousand, three hundred twenty seven reais and eighty seven centavos), as of June 30, 2011.

TELEMAR NORTE LESTE S.A.	ACCOUNTING STATEMENT
BALANCE SHEET - (THOUSANDS REAIS)	Balance as of 6/30/2011	NET BOOK EQUITY VALUE
CURRENT ASSETS	9,261,054,948.34		0.00
LONG TERM ASSETS	5,963,203,027.99		0.00
PERMANENT	36,559,928,978.93		-16,382,514,682.93
INVESTMENTS	27,378,876,019.88		-16,382,514,682.93
- Coari Participações S.A.	16,382,514,682.93		-16,382,514,682.93
- Investments in Other Subsidiaries	10,954,757,270.62		0.00
- Other Investments	41,604,066.33		0.00
FIXED ASSETS	8,826,996,905.54		0.00
INTANGIBLE ASSETS	354,056,053.51		0.00

TOTAL ASSETS	51,784,186,955.26		-16,382,514,682.93

CURRENT LIABILITIES	5,277,565,694.78		-1,074,598,034.67
Loans and Financing	2,376,831,688.31		-1,074,598,034.67
Other Current Liabilities	2,900,734,006.47		0.00
LONG TERM LIABILITIES	25,733,163,061.64		-15,011,582,320.39
Loans and Financing	22,231,368,413.39		-15,011,582,320.39
Other Non-Current Liabilities	3,501,794,648.25		0.00
EQUITY	20,773,458,198.84		-296,334,327.87
Capital	11,624,809,217.95		0.00
Capital Reserves Available	3,086,540,194.43		-1,253,206,543.28
Non-available Capital Reserves	758,546,168.74		-28,657,208.84
Distributable Profit Reserves	6,177,475,630.88		0.00
Non-Distributable Profit Reserves	95,011,245.46		0.00
Preferred Stocks in Treasury	-28,657,208.84		28,657,208.84
Equity Valuation Adjustments	-1,281,659,496.69		956,872,215.41
Net Income	341,392,446.91		0.00

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	51,784,186,955.26		-16,382,514,682.93

- Net Book Equity Value for COARI		R$	296,334,327.87
- COARI shares held by TNL cancelled in the split-off		-R$	16,382,514,682.93

- Reduction of Capital in COARI		-R$	16,086,180,355.06

Laudo RJ-0375/11-01	7

6. CONCLUSION

Considering the verifications performed on the previously mentioned documents and based on APSIS’ analyses, the experts have concluded that the book net equity value of TMAR, in connection with the split-off with COARI is equivalent to R$ 296,334,327.87 (two hundred ninety six million, three hundred thirty four thousand, three hundred twenty seven reais and eighty seven centavos). Considering that the net assets split-off by TMAR will be represented by shares of stock of COARI owned by TMAR; therefore, the net assets to be absorbed by COARI will result in a reduction of COARI’s capital of R$ 16,086,180,355.06 (sixteen billion, eighty six million, one hundred eighty thousand, three hundred fifty five reais and six centavos), on June 30, 2011.

Having concluded Report RJ-0375/11-01, which consists of 09 (nine) pages typed on one side and 02 (two) attachments and reproduced in 03 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CRC/RJ 005112/0-9 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, August 12, 2011.

LUIZ PAULO CESAR SILVEIRA Director	BETINA DENGLER Project Manager	WASHINGTON FERREIRA BRAGA Accountant (CRC/RJ 024.100-6 / CVM 6734)

Laudo RJ-0375/11-01	8

7. LIST OF ATTACHMENTS

1.	SUPPORTING DOCUMENTS

2.	SPECIFICATIONS OF THE LIABILITIES OF THE SPLIT-OFF PORTION

3.	GLOSSARY AND APSIS’ PROFILE

SÃO PAULO - SP Alameda Franca, 1467 n° 44 Jardim Paulista, CEP: 01422-001 Tel.: + 55 11 2626.0510 Fax: + 55 11 3061-5879	RIO DE JANEIRO - RJ Rua da Assembleia, nº 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

Laudo RJ-0375/11-01	9

ATTACHMENT 1

TMAR PRO-FORMA BALANCE SHEET

	BALANCE AS OF 06/30/2011	TELEMAR SPLIT-OFF	PRO-FORMA BALANCE	TELEMAR SPLIT- OFF	PRO-FORMA BALANCE
11 - CURRENT	9,416,383,900.74
Current Assets	9,261,054,948.34		9,261,054,948.34		9,261,054,948.34

Non-Current Assets	42,523,132,006.92	(16,382,514,682.93)	26,140,617,323.99	(8,922,405.01)	26,131,694,918.98

Investments	27,378,876,019.88	(16,382,514,682.93)	10,996,361,336.95
Investments in Coari	16,382,514,628.93	(16,382,514,682.93)
Investments in other subsidiries	10,954,757,270.62		10,954,757,270.62		10,954,757,270.62
Other investments	41,604,066.33		41,604,066.33		41,604,066.33
Other non-current assets	5,963,203,027.99		5,963,203,027.99	(8,922,405.01)	5,954,280,622.98
12.2.3 - PROPERTIES FOR INVESTMENTS	287,892,386.58
12.3 - FIXED ASSETS	8,539,104,518.96
Fixed Assets	8,226,996,905.54		8,226,996,905.54		8,226,996,905.54
12.4 - INTANGIBLE ASSETS	354,056,053.51
Intangible Assets	354,056,053.51		354,056,053.51		354,056,053.51

Total Assets	51,784,186,955.26	(16,382,514,682.93)	35,401,672,272.33	(8,922,405.01)	35,392,749,867.32

TMAR PRO-FORMA BALANCE SHEET

	BALANCE AS OF 06/30/2011	TELEMAR SPLIT-OFF	PRO-FORMA BALANCE	TELEMAR SPLIT- OFF	PRO-FORMA BALANCE
21.5 - LOANS AND FINANCING	1,640,125,018.71
21.6 - HEDGING TRANSACTIONS	736,706,669.60
Current Liabilities	5,277,565,694.78	(1,074,598,034.67)	4,202,967,660.11		4,202,967,660.11

Loans and financing	2,376,831,688.31	(1,074,598,034.67)	1,302,233,653.64		1,302,233,653.64
Other current liabilities	2,900,734,006.47		2,900,734,006.47		2,900,734,006.47

22.3 - LOANS AND FINANCING	21,845,604,676.36
22.5 - HEDGING TRANSACTIONS	385,763,737.03
Non-Current Liabilities	25,733,163,061.64	(15,011,582,320.39)	10,721,580,741.25		10,721,580,741.25

Loans and financing	22,231,368,413.39	(15,011,582,320.39)	7,219,786,093.00		7,219,786,093.00
Other non-current liabilities	3,501,794,648.25		3,501,794,648.25		3,501,794,648.25
23 - SHAREHOLDERS EQUITY	20,773,458,198.84

Shareholders Equity	20,773,458,198.84	(296,334,327.87)	20,477,123,870.97	(8,922,405.01)	20,468,201,465.96

23.0 - SHARE CAPITAL	11,624,809,217.95
29110000 - COMMON SHARES	5,835,190,442.70
29110100 - PREFERRED SHARES	5,796,135,351.91
29110110 - SUBSCRIBED CAPITAL TO BE PAID-IN	(6,516,576.66)
Share capital	11,624,809,217.95		11,624,809,217.95		11,624,809,217.95
23.1.0 - CAPITAL RESERVES	3,845,086,363.17
29210000 - GOODWILL	1,876,237,552.57
29210010 - SPECIAL GOODWILL RESERVE - MERGER
29210020 - GOODWILL RESERVE -SALE
29210030 - SPECIAL RESERVE - MERGER
29210100 - DONATIONS - PUBLIC CORPORATIONS	6,058,818.63
29210110 - DONATIONS AND SUBSIDIES - OTHERS	248,076,680.38

29210120 - TAX INCENTIVE	375,816,150.47
29210200 - INTEREST OVER WORKS IN PROGRESS	1,210,302,641.86	(1,253,206,543.28)
29210300 - C.M. SPECIAL LAW 8200/91	2,189,645.56
29210400 - OTHER CAPITAL RESERVES	1,195,257.92
29510000 - COMPENSATION BASED ON SHARES	93,239,829.75
29510010 - REFLEXIVE REM. RESERVES BASED ON SHARES	31,969,786.03
Available capital reserves	3,086,540,194.43	(1,253,206,543.28)	1,833,333,651.15		1,833,333,651.15
Non-available capital reserves	758,546,168.74	(28,657,208.84)	729,888,959.90		729,888,959.90
23.1.2 - PROFIT RESERVES	6,272,486,876.34
29220000 - LEGAL RESERVE	95,011,245.46
29220030 - RETAINED EARNINGS RESERVE
29220040 - INVESTMENT RESERVE	6,177,475,630.88
29220060 - TAX INCENTIVE RESERVE
Distributable profit reserves	6,177,475,630.88		6,177,475,630.88		6,177,475,630.88
Non-distributable profit reserves	95,011,245.46		95,011,245.46		95,011,245.46
23.4 - SHARES IN TREASURY	(28,657,208.84)
29410000 - COMMON SHARES
29420000 - PREFERRED SHARES	(28,657,208.84)	28,657,208.84
29499999 - INITIAL CHARGE BALANCE - EQUITY
Common shares in treasury
Preferred shares in treasury	(28,657,208.84)	28,657,208.84
23.5 - EQUITY VALUATION ADJUSTMENTS	(1,281,659,496.69)
29610100 - DERIVATIVES TRANSACTIONS	(7,948,720.91)
29610110 - GOODWILL - CAPITAL TRANSACTIONS	(1,750,221,948.58)
29610120 - ADDITIONAL PAID-IN CAPITAL	699,701,072.65
29610130 - RESERVE - HEDGE ACCOUNT
29610140 - VARIATION IN INVESTMENT PARTICIPATION
29610150 - VARIATION IN FINANCIAL ASSETS	(225,892,464.96)
Equity valuation adjustments	(1,281,659,496.69)	956,872,215.41	(324,787,281.28)		(324,787,281.28)
29310000 - ACCUMULATED GAIN (LOSS)	(4,654,462,388.71)
29310010 - GAIN (LOSS) FOR THE PERIOD	4,654,647,557.11
23.3 - GAIN (LOSS) FOR THE PERIOD	341,207,278.51
Results for the period	341,392,446.91	341,392,446.91	341,392,446.91	(8,922,405.01)	332,470,041.90

Total Liabilities and Shareholders Equity	51,784,186,955.26	(16,382,514,682.93)	35,401,672,272.33	(8,922,405.01)	35,392,749,867.32

Net worth to be incorporated by Coari					20,468,201,465.96

ATTACHMENT 2

Specifications of the Liabilities of the Split-Off Portion

BOND

Outstanding balance			2,818,280,659.76

Transaction costs to appropriate			(295,242,773.83)

Total balance of related hedges			553,560,913.34

Total indebtedness			3,076,598,799.27

List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
50000000096	073/2009	Morgan Stanley	29,385,118.88
50000000098	080/2009	Merrill Lynch	19,684,119.03
50000000099	081/2009	JP Morgan	11,318,737.75
50000000100	083/2009	Merrill Lynch	21,810,749.07
50000000103	198/2009	Morgan Stanley	36,925,528.23
50000000109	086/2009	JP Morgan	21,504,961.25
50000000110	087/2009	JP Morgan	14,336,640.81
50000000112	102/2009	Santander	25,918,754.71
50000000114	020/2010	Deutsche Bank	13,758,745.76
50000000115	021/2010	Standard	23,620,913.91
50000000118	024/2010	Deutsche Bank	19,712,839.48
50000000184	FWD137	HSBC	24,056,463.50
50000000186	FWD135	Deutsche Bank	24,135,261.07
50000000187	FWD139	BNP Paribas	24,371,653.79
50000000190	FWD136	Itaú BBA	48,191,724.60
50000000191	FWD141	Itaú BBA	24,233,758.04
50000000192	FWD145	Itaú BBA	24,125,411.38
50000000194	FWD140	Bradesco	24,371,653.79
50000000197	FWD143	Santander	22,384,954.36
50000000198	FWD138	Morgan Stanley	24,361,804.09
50000000205	FWD151	Merrill Lynch	8,562,505.85
50000000214	FWD153	HSBC	11,242,542.76
50000000218	FWD157	Merrill Lynch	5,620,291.42
50000000220	FWD155	Santander	5,494,057.79
50000000223	FWD159	Morgan Stanley	7,326,872.89
50000000225	FWD164	Santander	10,260,873.19
50000000227	FWD162	Citibank	3,426,748.40
50000000229	FWD166	Itaú BBA	5,678,553.08
50000000232	FWD170	Santander	5,382,389.58
50000000234	FWD168	Goldman & Sachs	5,309,562.49
50000000236	FWD172	Goldman & Sachs	7,046,722.39
50000000204	002/2011	Merrill Lynch	—
50000000209	001/2011	Morgan Stanley	—
50000000211	003/2011	Morgan Stanley	—
50000000210	004/2011	Merrill Lynch	—
50000000212	007/2011	Goldman & Sachs	—

Liabilities (cont.)

BOND 750 M

Outstanding balance			1,747,218,402.34

Transaction costs to appropriate			(23,566,979.55)

Total balance of related hedges			24,579,375.75

Total indebtedness			1,748,230,798.54
List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
	FWD181	HSBC	—
	FWD182	Merrill Lynch	—
50000000221	FWD160	Deutsche Bank	24,579,375.75
50000000237	FWD173	Deutsche Bank	—
50000000238	FWD174	BNP Paribas	—
50000000239	FWD175	HSBC	—
50000000240	FWD176	Merrill Lynch	—
50000000241	FWD177	HSBC	—
50000000242	FWD178	HSBC	—
50000000243	FWD179	Merrill Lynch	—
50000000244	FWD180	Merrill Lynch	—

BOND – Citibank

Outstanding balance			226,247,840.06

Transaction costs to appropriate			(19,803,067.42)
Total balance of related hedges			—

Total indebtedness			206,444,772.64

DEBENTURE 7 YEARS CDI + 0.55%

Outstanding balance			560,979,560.54
Transaction costs to appropriate			—
Total balance of related hedges			—

Total indebtedness			560,979,560.54
List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
50000000068	001/2007	Citibank	—

PUBLIC DEBENTURE 2010 5TH ISSUANCE – 1ST SERIES

Outstanding balance			1,798,777,554.99

Transaction costs to appropriate			(8,345,267.02)
Total balance of related hedges			—

Total indebtedness			1,790,432,287.97

Liabilities (cont.)

PUBLIC DEBENTURE 2010 5TH ISSUANCE – 2ND SERIES

Outstanding balance	269,424,445.82

Transaction costs to appropriate	(1,397,991.59)
Total balance of related hedges	—

Total indebtedness	268,026,454.23

BNDES Direct TJLP05 7 IP

Outstanding balance	9,483,526.73
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	9,483,526.73

BNDES Direct TJLP05 Tranche A

Outstanding balance	20,700,839.87
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	20,700,839.87

BNDES Direct TJLP05 Tranche B

Outstanding balance	5,177,170.72
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	5,177,170.72

BNDES Direct TJLP05 Tranche C

Outstanding balance	808,000.69
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	808,000.69

BNDES Direct TJLP06 Tranche A (1)

Outstanding balance	866,900,682.52
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	866,900,682.52

BNDES Direct TJLP06 Tranche A (2)

Outstanding balance	281,640,651.26
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	281,640,651.26

Liabilities (cont.)

BNDES Direct TJLP06 Tranche B

Outstanding balance	48,548,836.84
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	48,548,836.84

BNDES Direct TJLP OI

Outstanding balance	128,299,255.09
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	128,299,255.09

PRIVATE DEBENTURE (CREDITOR: OI)

Outstanding balance	4,001,070,650.34
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	4,001,070,650.34

PRIVATE DEBENTURE (CREDITOR: BRT CELULAR)

Outstanding balance	2,055,843,794.61
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	2,055,843,794.61

PRIVATE DEBENTURE (CREDITOR: COPART 4)

Outstanding balance	1,016,994,273.20
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	1,016,994,273.20

Totals
Outstanding balance	15,856,396,145.38
Transaction costs to appropriate	(348,356,079.41)
Total balance of related hedges	578,140,289.09

Total indebtedness	16,086,180,355.06

ATTACHMENT 3

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Exhibit 3.1. of Section II

Equity Appraisal Report on TMAR Shares

REPORT:	RJ-0375/11-02 (English version)

BASE DATE:	June 30, 2011

REQUESTING PARTY:	COARI PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, nº 425, 8º andar (parte), in Leblon, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under Nº. 04.030.087/0001-09, hereinafter referred to as COARI.

OBJECT:	TELEMAR NORTE LESTE S.A., with its head office located at General Polidoro nº99, in Botafogo, in the City and State of Rio De Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under Nº. 33.000.118/0001-79, hereinafter referred to as TMAR.

PURPOSE:	To assess the book value of TMAR’s shares in connection with the share exchange between TMAR and COARI, pursuant to Law No. 6,404, of Dec/15/1976 (Corporate Law).

Laudo RJ-0375/11-02	1

Laudo RJ-0375/11-02	2

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda., hereinafter referred to as APSIS, with its head office located at Rua da Assembléia, Nº. 35, 12th floor, in the City and State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No 08.681.365/0001-30, was appointed to assess the book value of TMAR shares in connection with the share exchange between TMAR and COARI, pursuant to Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, we used data and information provided by third parties, in the form of documents and verbal interviews with the client. Estimates used in this process are based on documents and information which include, among others, the following:

•	Balance Sheet of TMAR as of June 30, 2011.

APSIS has recently performed appraisals for publicly-held companies, for various purposes, of the following companies:

•	AMÉRICA LATINA LOGÍSTICA DO BRASIL S/A

•	BANCO PACTUAL S/A

•	CIMENTO MAUÁ S/A

•	ESTA-EMPRESA SANEADORA TERRITORIAL AGRÍCOLA S/A.

•	GEODEX COMMUNICATIONS DO BRASIL S/A

•	GERDAU S/A

•	HOTÉIS OTHON S/A

•	IBEST S/A

•	L.R. CIA.BRAS.PRODS.HIGIENE E TOUCADOR S/A

•	LIGHT SERVIÇOS DE ELETRICIDADE S/A

•	LOJAS AMERICANAS S/A

•	REPSOL YPF BRASIL S/A

•	TAM TRANSPORTES AÉREOS MERIDIONAL S/A

•	WAL PETROLEO S/A

The APSIS team in charge of preparing this report comprises the following professionals:

•	AMILCAR DE CASTRO

Project manager

•	ANA CRISTINA FRANÇA DE SOUZA

Civil engineer

Post-graduate in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	CESAR DE FREITAS SILVESTRE

Accountant (CRC/RJ 44779/O-3)

•	FLAVIO LUIZ PEREIRA

Accountant (CRC/RJ 022016-O-9)

•	LUIZ PAULO CESAR SILVEIRA

Mechanical engineer

Master of Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

Civil engineer (CREA/RJ 91.1.03035-3)

•	RICARDO DUARTE CARNEIRO MONTEIRO

Civil engineer

Post-graduate in Economic Engineeering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA

Accountant (CRC/RJ 024.100-6 / CVM 6734)

Laudo RJ-0375/11-02	3

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•

The consultants and appraisers do not have any direct or indirect interest in the companies involved in the share exchange, nor are there any other circumstances which may characterize a conflict of interest.

•	To the best of the consultants’ knowledge and belief, the analyses, opinions and conclusions expressed in this Report are based on data, diligence, research and surveys that are true and correct.

•	The report presents all the limiting conditions imposed by the adopted methodologies, which affect the analyses, opinions and conclusions contained therein.

•	APSIS professional fees are not in any way whatsoever subject to the conclusions of this report.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•	In this Report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in said report.

•	This Report was prepared by APSIS and no one other than the consultants themselves prepared the analyses and respective conclusions.

•

For projection purposes, we start with the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the companies in question, other than those listed in this Report.

•

This Report complies with the specifications and criteria prescribed by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies and regulations, where applicable, such as: Finance Ministry, the Central Bank of Brazil, Banco do Brasil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR (Income Tax Regulations), etc.

•

The managers of the companies involved did not direct, restrict, hinder or take any actions which have or may have compromised access to, use or knowledge of information, assets, documents, or work methods applicable to the quality of the respective conclusions contained herein.

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3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and unaudited projected data provided in writing or verbally by the company’s management or obtained from the sources mentioned. Therefore, APSIS has assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the company’s auditors.

•	Our work was developed for use by the requesting party in connection with the previously described objectives.

•	We do not take responsibility for occasional losses to the requesting party or to other parties as a result of the use of data and information provided by the company and contained herein.

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4. APPRAISAL METHODOLOGY

Analysis of the previously mentioned supporting documents designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of “Generally Accepted Accounting Principles and Conventions”.

We examined the balance sheet of TMAR, as well as all other documents required for the preparation of this report, which was prepared on the basis of TMAR balance sheet for the period ending June 30, 2011.

It was ascertained that the assets and liabilities of TMAR have been duly accounted for.

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5. NET EQUITY APPRAISAL

We examined the accounting books of TMAR, as well as all other documents required for the preparation of this report.

The experts have ascertained that the book net equity value of TMAR, in connection with the share exchange between TMAR and COARI is equivalent to R$ 20,468,201,465.96 (twenty billion, four hundred and sixty eight million, two hundred and one thousand, four hundred and sixty five reais and ninety six centavos), as of June 30, 2011.

TELEMAR NORTE LESTE S.A.	ACCOUNTING STATEMENT
BALANCE SHEET (THOUSANDS REAIS)	BALANCE AS OF 6/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE
CURRENT ASSETS	9,416,383,900.74	0.00	0.00	9,416,383,900.74
LONG TERM ASSETS	6,998,920,843.93	0.00	-8,922,405.01	6,989,998,438.92
INVESTMENTS	27,378,876,033.08	-16,382,514,682.93	0.00	10,996,361,350.15
- Coari Participações S.A.	16,382,514,682.93	-16,382,514,682.93	0.00	0.00
- Investments in Other Subsidiaries	10,925,493,375.52	0.00	0.00	10,925,493,375.52
- Goodwill in other Subsidiaries	16,727.59	0.00	0.00	16,727.59
- Other Investments	70,851,247.04	0.00	0.00	70,851,247.04
FIXED ASSETS	8,826,996,905.54	0.00	0.00	8,826,996,905.54
INTANGIBLE ASSETS	354,056,053.51	0.00	0.00	354,056,053.51

TOTAL ASSETS	52,975,233,736.80	-16,382,514,682.93	-8,922,405.01	36,583,796,648.86

CURRENT LIABILITIES	5,460,889,572.96	-1,074,598,034.67	0.00	4,386,291,538.29
Loans and Financing	2,394,530,961.51	-1,074,598,034.67	0.00	1,319,932,926.84
Other Current Liabilities	3,066,358,611.45	0.00	0.00	3,066,358,611.45
LONG TERM LIABILITIES	26,740,885,965.00	-15,011,582,320.39	0.00	11,729,303,644.61
Loans and Financing	23,230,663,413.39	-15,011,582,320.39	0.00	8,219,081,093.00
Other Non-Current Liabilities	3,510,222,551.61	0.00	0.00	3,510,222,551.61
EQUITY	20,773,458,198.84	-296,334,327.87	-8,922,405.01	20,468,201,465.96
Capital	11,624,809,217.95	0.00	0.00	11,624,809,217.95
Capital Reserves Available	3,086,540,194.43	-1,253,206,543.28	0.00	1,833,333,651.15
Non-available Capital Reserves	758,546,168.74	-28,657,208.84	0.00	729,888,959.90
Distributable Profit Reserves	6,177,475,630.88	0.00	0.00	6,177,475,630.88
Non-Distributable Profit Reserves	95,011,245.46	0.00	0.00	95,011,245.46
Preferred Stocks in Treasury	-28,657,208.84	28,657,208.84	0.00	0.00
Equity Valuation Adjustments	-1,281,659,496.69	956,872,215.41	0.00	-324,787,281.28
Net Income	341,392,446.91	0.00	-8,922,405.01	332,470,041.90

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	52,975,233,736.80	-16,382,514,682.93	-8,922,405.01	36,583,796,648.86

(1)	Split-off of a portion of the shareholders’ equity of TMAR.
(2)	Loss of tax benefits following the split-off referenced in footnote (1).

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6. CONCLUSION

Considering the verifications performed on the previously mentioned documents and based on APSIS’ analyses, the experts have concluded that the book net equity value of TMAR, in connection with the share exchange between TMAR and COARI is equivalent to R$ 20,468,201,465.96 (twenty billion, four hundred and sixty eight million, two hundred and one thousand, four hundred and sixty five reais and ninety six centavos) as of June 30, 2011.

Having concluded Report RJ-0375/11-02, which consists of 09 (nine) pages typed on one side and 02 (two) attachments and reproduced in 03 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CRC/RJ 005112/0-9 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, August 12, 2011.

LUIZ PAULO CESAR SILVEIRA	BETINA DENGLER	WASHINGTON FERREIRA BRAGA
Director	Project Manager	Accountant (CRC/RJ 024.100-6 /CVM 6734)

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7. LIST OF ATTACHMENTS

1.	SUPPORTING DOCUMENTS

2.	GLOSSARY AND APSIS’ PROFILE

SÃO PAULO - SP Alameda Franca, 1467 n° 44 Jardim Paulista, CEP: 01422-001 Tel.: + 55 11 2626.0510 Fax: + 55 11 3061-5879	RIO DE JANEIRO - RJ Rua da Assembleia, nº 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

Laudo RJ-0375/11-02	9

ATTACHMENT 1

TMAR PRO-FORMA BALANCE SHEET

	BALANCE AS OF 06/30/2011	TELEMAR SPLIT-OFF	PRO-FORMA BALANCE	TELEMAR SPLIT- OFF	PRO-FORMA BALANCE
11 - CURRENT	9,416,383,900.74
Current Assets	9,261,054,948.34		9,261,054,948.34		9,261,054,948.34

Non-Current Assets	42,523,132,006.92	(16,382,514,682.93)	26,140,617,323.99	(8,922,405.01)	26,131,694,918.98

Investments	27,378,876,019.88	(16,382,514,682.93)	10,996,361,336.95
Investments in Coari	16,382,514,628.93	(16,382,514,682.93)
Investments in other subsidiries	10,954,757,270.62		10,954,757,270.62		10,954,757,270.62
Other investments	41,604,066.33		41,604,066.33		41,604,066.33
Other non-current assets	5,963,203,027.99		5,963,203,027.99	(8,922,405.01)	5,954,280,622.98
12.2.3 - PROPERTIES FOR INVESTMENTS	287,892,386.58
12.3 - FIXED ASSETS	8,539,104,518.96
Fixed Assets	8,226,996,905.54		8,226,996,905.54		8,226,996,905.54
12.4 - INTANGIBLE ASSETS	354,056,053.51
Intangible Assets	354,056,053.51		354,056,053.51		354,056,053.51

Total Assets	51,784,186,955.26	(16,382,514,682.93)	35,401,672,272.33	(8,922,405.01)	35,392,749,867.32

TMAR PRO-FORMA BALANCE SHEET

	BALANCE AS OF 06/30/2011	TELEMAR SPLIT-OFF	PRO-FORMA BALANCE	TELEMAR SPLIT- OFF	PRO-FORMA BALANCE
21.5 - LOANS AND FINANCING	1,640,125,018.71
21.6 - HEDGING TRANSACTIONS	736,706,669.60
Current Liabilities	5,277,565,694.78	(1,074,598,034.67)	4,202,967,660.11		4,202,967,660.11

Loans and financing	2,376,831,688.31	(1,074,598,034.67)	1,302,233,653.64		1,302,233,653.64
Other current liabilities	2,900,734,006.47		2,900,734,006.47		2,900,734,006.47

22.3 - LOANS AND FINANCING	21,845,604,676.36
22.5 - HEDGING TRANSACTIONS	385,763,737.03
Non-Current Liabilities	25,733,163,061.64	(15,011,582,320.39)	10,721,580,741.25		10,721,580,741.25

Loans and financing	22,231,368,413.39	(15,011,582,320.39)	7,219,786,093.00		7,219,786,093.00
Other non-current liabilities	3,501,794,648.25		3,501,794,648.25		3,501,794,648.25
23 - SHAREHOLDERS EQUITY	20,773,458,198.84

Shareholders Equity	20,773,458,198.84	(296,334,327.87)	20,477,123,870.97	(8,922,405.01)	20,468,201,465.96

23.0 - SHARE CAPITAL	11,624,809,217.95
29110000 - COMMON SHARES	5,835,190,442.70
29110100 - PREFERRED SHARES	5,796,135,351.91
29110110 - SUBSCRIBED CAPITAL TO BE PAID-IN	(6,516,576.66)
Share capital	11,624,809,217.95		11,624,809,217.95		11,624,809,217.95
23.1.0 - CAPITAL RESERVES	3,845,086,363.17
29210000 - GOODWILL	1,876,237,552.57
29210010 - SPECIAL GOODWILL RESERVE - MERGER
29210020 - GOODWILL RESERVE -SALE
29210030 - SPECIAL RESERVE - MERGER
29210100 - DONATIONS - PUBLIC CORPORATIONS	6,058,818.63
29210110 - DONATIONS AND SUBSIDIES - OTHERS	248,076,680.38

29210120 - TAX INCENTIVE	375,816,150.47
29210200 - INTEREST OVER WORKS IN PROGRESS	1,210,302,641.86	(1,253,206,543.28)
29210300 - C.M. SPECIAL LAW 8200/91	2,189,645.56
29210400 - OTHER CAPITAL RESERVES	1,195,257.92
29510000 - COMPENSATION BASED ON SHARES	93,239,829.75
29510010 - REFLEXIVE REM. RESERVES BASED ON SHARES	31,969,786.03
Available capital reserves	3,086,540,194.43	(1,253,206,543.28)	1,833,333,651.15		1,833,333,651.15
Non-available capital reserves	758,546,168.74	(28,657,208.84)	729,888,959.90		729,888,959.90
23.1.2 - PROFIT RESERVES	6,272,486,876.34
29220000 - LEGAL RESERVE	95,011,245.46
29220030 - RETAINED EARNINGS RESERVE
29220040 - INVESTMENT RESERVE	6,177,475,630.88
29220060 - TAX INCENTIVE RESERVE
Distributable profit reserves	6,177,475,630.88		6,177,475,630.88		6,177,475,630.88
Non-distributable profit reserves	95,011,245.46		95,011,245.46		95,011,245.46
23.4 - SHARES IN TREASURY	(28,657,208.84)
29410000 - COMMON SHARES
29420000 - PREFERRED SHARES	(28,657,208.84)	28,657,208.84
29499999 - INITIAL CHARGE BALANCE - EQUITY
Common shares in treasury
Preferred shares in treasury	(28,657,208.84)	28,657,208.84
23.5 - EQUITY VALUATION ADJUSTMENTS	(1,281,659,496.69)
29610100 - DERIVATIVES TRANSACTIONS	(7,948,720.91)
29610110 - GOODWILL - CAPITAL TRANSACTIONS	(1,750,221,948.58)
29610120 - ADDITIONAL PAID-IN CAPITAL	699,701,072.65
29610130 - RESERVE - HEDGE ACCOUNT
29610140 - VARIATION IN INVESTMENT PARTICIPATION
29610150 - VARIATION IN FINANCIAL ASSETS	(225,892,464.96)
Equity valuation adjustments	(1,281,659,496.69)	956,872,215.41	(324,787,281.28)		(324,787,281.28)
29310000 - ACCUMULATED GAIN (LOSS)	(4,654,462,388.71)
29310010 - GAIN (LOSS) FOR THE PERIOD	4,654,647,557.11
23.3 - GAIN (LOSS) FOR THE PERIOD	341,207,278.51
Results for the period	341,392,446.91	341,392,446.91	341,392,446.91	(8,922,405.01)	332,470,041.90

Total Liabilities and Shareholders Equity	51,784,186,955.26	(16,382,514,682.93)	35,401,672,272.33	(8,922,405.01)	35,392,749,867.32

Net worth to be incorporated by Coari					20,468,201,465.96

ATTACHMENT 2

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Exhibit 3.2. of Section II

Net Worth Appraisal Report at Market Prices

REPORT:	RJ-0375/11-05

BASE DATE:	June 30, 2011

REQUESTING PARTY:

TELEMAR NORTE LESTE S.A., with its head office located at Rua General Polidoro, No. 99, 5º andar (parte), in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 33.000.118/0001-79, hereinafter referred to as TMAR; and

COARI PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, No.425, 8º andar (parte), Leblon, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 04.030.087/0001-09, hereinafter referred COARI.

OBJECT:	TMAR and COARI, as described above.

PURPOSE:	Calculation of the Net Equity of both TMAR and COARI, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL Ltda. (“APSIS”) was hired by TMAR and COARI to calculate the Net Equity of each of TMAR and COARI, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

The technical procedures used in this report are in accordance with the criteria set forth by appraisal standards. Appraisal calculations to assess the value of assets were devised on the basis of the income, asset and market approaches.

This report presents the market values of the companies’ assets and liabilities used to adjust the book Net Equity of each of TMAR and COARI through asset approaches.

CORPORATE RESTRUCTURING OF OI GROUP: SUMMARY OF THE TRANSACTION

As described in the Statement of Material Fact published on May 24, 2011, Tele Norte Leste Participacoes SA (“TNL”), Telemar Norte Leste SA (“Telemar”), Coari Participações SA (“Coari”) and Brasil Telecom SA (“BRT”), hereinafter together referred to as the OI COMPANIES, will implement a corporate restructuring (the “Corporate Restructuring”) including the share exchange between TMAR and Coari and the mergers of Coari and TNL into BRT. As a result of the Corporate Restructuring, all current shareholders of the OI COMPANIES will become shareholders of BRT, which will change its name to OI S.A. and will be the only one of the OI COMPANIES listed on a stock market.

The charts below show the simplified corporate structure before and after the implementation of the Corporate Restructuring:

The following are the main steps of the Corporate Restructuring considered for adjustment in the financial statements of the OI COMPANIES:

1.	Issuance and Redemption of shares by BRT;

2.	Share Exchange between TMAR and Coari;

3.	Merger of Coari into BRT;

4.	Merger of TNL into BRT.

SUMMARY OF RESULTS

The tables below present an overview of the Net Equity at market prices of the companies involved in the share exchange between TMAR and COARI, as of the base date of this report:

TELEMAR NORTE LESTE S.A. (TMAR)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		12,101,697	0	0	12,101,697	-522,282	11,579,415
LONG TERM ASSETS		6,958,119	0	-8,922	6,949,197	0	6,949,197
INVESTMENTS		16,431,627	-16,382,515	0	49,112	0	49,112
- Investments in subsidiaries:		16,382,515	-16,382,515	0	0	0	0
- Coari Participações S.A.	100.00%	16,382,515	-16,382,515	0	0	0	0
- Other Investments		49,112	0	0	49,112	0	49,112
FIXED ASSETS		14,305,484	0	0	14,305,484	5,924,780	20,230,264
INTANGIBLE ASSETS		2,279,769	0	0	2,279,769	0	2,279,769

TOTAL ASSETS		52,076,696	-16,382,515	-8,922	35,685,259	5,402,499	41,087,757

CURRENT LIABILITIES		7,332,068	-1,074,598	0	6,257,470	0	6,257,470
NON-CURRENT LIABILITIES		23,933,987	-15,011,582	0	8,922,405	1,836,850	10,759,254
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS		37,183	0	0	37,183	6,466	43,649
EQUITY		20,773,458	-296,334	-8,922	20,468,201	3,559,183	24,027,385

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY		52,076,696	-16,382,515	-8,922	35,685,259	5,402,499	41,087,757

(1)	Split-off of a portion of the shareholders’ equity of TMAR.
(2)	Loss of tax benefits following the split-off referenced in footnote (1).

COARI PARTICIPAÇÕES S.A. (COARI)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE

CURRENT ASSETS		938,789	0	0	938,789	0	938,789
Cash and Cash Equivalents		195,229	740,221	0	935,450	0	935,450
Other Assets		740,221	-740,221	0	0	0	0
NON-CURRENT ASSETS		15,447,002	0	0	15,447,002	1,635,496	17,082,498
LONG TERM ASSETS		0	0	0	0	0	0
INVESTMENTS		15,447,002	0	0	15,447,002	1,635,496	17,082,498
- Investments in subsidiaries:		15,447,002	0	0	15,447,002	1,635,496	17,082,498
- Brasil Telecom S.A.	49.2829%	15,447,002	0	0	15,447,002	1,635,496	17,082,498
FIXED ASSETS		0	0	0	0	0	0
INTANGIBLE ASSETS		0	0	0	0	0	0

TOTAL ASSETS		16,385,791	0	0	16,385,791	1,635,496	18,021,287

CURRENT LIABILITIES		763	0	1,074,598	1,075,361	0	1,075,361
NON-CURRENT LIABILITIES		2,515	0	15,011,582	15,014,097	0	15,014,097
EQUITY		16,382,513	0	-16,086,180	296,333	1,635,496	1,931,828

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY		16,385,791	0	0	16,385,791	1,635,496	18,021,287

1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.
2)	Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.

VALUE ( THOUSAND REAIS )				COARI X TMAR
RELEVANT ACCOUNTS	PRO FORMA BALANCE		ADJUSTED BALANCE
	COARI	TMAR	COARI	TMAR
ASSETS	16,385,791	35,685,259	18,021,287	41,087,757
CURRENT ASSETS	938,789	12,101,697	938,789	11,579,415
LONG TERM ASSETS	0	6,949,197	0	6,949,197
FIXED ASSETS	15,447,002	16,634,365	17,082,498	22,559,145

LIABILITIES AND SHAREHOLDERS EQUITY	16,385,791	35,685,259	18,021,287	41,087,757
CURRENT LIABILITIES	1,075,361	6,257,470	1,075,361	6,257,470
LONG TERM LIABILITIES	15,014,097	8,922,405	15,014,097	10,759,254
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	0	37,183	0	43,649
EQUITY	296,333	20,468,201	1,931,828	24,027,385

TOTAL NUMBER OF SHARES	425,944	344,056,833	425,944	344,056,833

R$ PER SHARE *	695.707992	59.490756	4,535.404391	69.835511

EXCHANGE RATIO**	0.085511		0.015398

*	Adjusted to reflect the exclusion of treasury stock
**	Number of COARI shares for 1 TMAR share

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda. (APSIS) was appointed by TMAR and COARI to calculate the Net Equity of each of TMAR and COARI, following the appraisal of the equity of both companies pursuant to the same criteria and as of the same date, at market prices, for the purpose of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, data and information supplied by third parties were used, in the form of documents and verbal interviews with the clients. The estimates used in this process are based on documents and information which include, among others, the following:

•	Bylaws or Articles of Incorporation of the companies;

•	Financial statements of the group’s companies;

•	Organization chart and corporate holdings;

•	List of permanent assets;

•	IAN (Annual Reports) and ITR (Quarterly Reports) of the companies;

•	Set of architectural plans;

•	Areas chart; and

•	Documents with technical specifications of the equipment appraised.

Inspections of the operational sites were conducted in March and April 2009.

The APSIS team responsible for the coordination and performance of this report consists of the following professionals:

•	AMILCAR DE CASTRO

sales director

•	ANA CRISTINA FRANÇA DE SOUZA

civil engineer

post-graduated in Accouting Sciences (CREA/RJ 91.1.03043-4)

•	BETINA DENGLER

project manager

•	CESAR DE FREITAS SILVESTRE

accountant (CRC/RJ 44779/O-3)

•	CLAUDIO MARÇAL DE FREITAS

accountant (CRC/RJ 55029/O-1)

•	FLAVIO LUIZ PEREIRA

accountant (CRC/RJ 022016-O-9)

•	LUIZ PAULO CESAR SILVEIRA

mechanical engineer

máster of business management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

civil engineer (CREA/RJ 91.1.03035-3)

•	RICARDO DUARTE CARNEIRO MONTEIRO

civil engineer

post-graduated in economic engineering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

economist (CORECON/RJ 23521-0)

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•	The professional fees of APSIS are not, in any way, subject to the conclusions of this report.

•	The report was prepared by APSIS and no one, other than the consultants themselves, prepared the analyses and respective conclusions.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	To the best knowledge and belief of the consultants, the analyses, opinions and conclusions presented in this Report are based on data, diligence, research and surveys that are true and correct.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the applicable laws, codes or regulations.

•

For projection purposes, we start from the premise of the nonexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the object of the relevant work, other than those listed in this report.

•

This report meets the specifications and criteria established by the standards of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria established by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies, such as: the Treasury Department, the Central Bank of Brazil, CVM (the Brazilian Securities and Exchange Commission), SUSEP (Private Insurance Superintendence), etc.

•	The report presents all the restrictive conditions imposed by the methodologies adopted, which affect the analyses, opinions and conclusions contained in the same.

•

APSIS declares that neither it nor the consultants and appraisers have any direct or indirect interest in the companies contemplated in this Report, in their respective controllers, or in the transaction to which the “Protocol and Justification” refers, there being no relevant circumstances which may characterize conflict or communion of interests, whether potential or actual, towards the issuance of this Report.

•

In the course of our work, controllers and managers of the companies contemplated in this Report did not direct, limit, hinder or take any actions, which have or may have compromised access, use or knowledge of information, property, documents or work methodologies relevant to the quality of our conclusions.

•

This Report was prepared in strict compliance with the postulates set forth in the Professional Code of Ethics of CONFEA - Federal Council of Engineering, Architecture and Agronomy and of the Legal Institute of Engineering.

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and projected unaudited data supplied in writing or verbally by the companies’ management or obtained from the sources mentioned. Therefore, APSIS assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the companies’ auditors.

•

Our work was developed for use by the applicant in connection with the previously described objectives. Therefore, it may be disclosed as part of the documents related to the Corporate Restructuring, and the mention of this work in related publications is authorized. It may also be filed with the Brazilian Securities and Exchange Commission (the “CVM”) and with the U.S. Securities and Exchange Commission (the “SEC”), as well as made available to shareholders and third parties, including through the websites of the involved companies.

•	We emphasize that understanding the conclusion of this report will require reading it and its attachments in full. Therefore, conclusions should not be drawn from a partial reading.

•

We are not responsible for occasional losses to the applicant, its shareholders, directors, creditors or to other parties as a result of the use of data and information supplied by the companies and contained in this Report.

•

The analyses and conclusions contained herein are based on several premises, held as of this date, of future operational projections, such as: macroeconomic factors, values used in the market, exchange rate variations, sale prices, volumes, market share, revenues, taxes, investments, operational margins, etc. Thus, future results may differ from any forecast or estimate contained in this Report.

•	This appraisal does not reflect events and their respective impacts, occurring after the date of issue of this Report.

4. APPRAISAL METHODOLOGY

ASSETS APPROACH - NET EQUITY AT MARKET PRICES

This methodology is derived from generally accepted accounting principles (GAAP), where financial statements are prepared based on the principle of historic or acquisition cost.

Due to this principle and to the fundamental principle of accounting, the book value of the assets of a company less the book value of its liabilities equals the book value of its net equity.

The application of this methodology contemplates, as a starting point, the book values of assets and liabilities and requires that some of these items be adjusted so as to reflect their probable realization values. The result of the application of this method may provide an initial basis for the estimate of the company’s value, as well as a useful basis of comparison with results from other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the value defined for assets less the value defined for liabilities equals the value defined for a company’s net equity. From an appraisal perspective, the relevant value definitions are those appropriate to the purpose of the appraisal.

The assets approach, therefore, aims to appraise a company by adjusting the book value (net balance) to respective fair market values. The assets and liabilities deemed relevant are appraised for their fair market value, with a comparison made between this value and its book value (net balance).

The general appraisal criteria applicable to the adjustment of assets subject to an appraisal at market prices can be found in detail in Chapter 6 of this report.

After being duly analyzed, these adjustments are added to the book Net Equity value, in this way determining the company’s market value through the assets approach. The company’s fair market value is the Net Equity value after giving effect to the adjustments of the assets and liabilities appraised.

It is worth noting that the identification and quantification of liabilities that were neither recorded nor disclosed by the companies’ managements were not within the scope of our work.

The methodology and scope adopted in this assessment is aimed at appraising the companies’ going concern values. Therefore, expenses incurred in asset realization or liability requirements, as well as related to the companies’ bankruptcy or liquidation processes, were not contemplated in the calculations.

PRINCIPLE STEPS OF THE APPRAISAL

•	Reading and analysis of the companies’ balance sheets.

•	Analysis of asset and liability accounts recorded on the companies’ balance sheets, to identify accounts subject to adjustments, as well as calculations of their probable market values.

•	Adjustment of the companies’ fixed assets in accordance with their respective market values on the basis of equity appraisals performed by Apsis.

•	Adjustment of relevant intangible operating assets in accordance with their respective market values, on the basis of premises and appraisal criteria developed by Apsis.

•	Application of the equity method of accounting to the net equity at market value of subsidiary and affiliated companies for the purpose of calculating the value of investments.

•	Calculation of the market value of the companies’ net equity.

5. GENERAL APPRAISAL CRITERIA

This report was prepared for the purpose of complying with current legislation in connection with the Corporate Restructuring, as described in the Executive Summary of this report.

EVENTS AND ADJUSTMENTS CONTEMPLATED IN THE APPRAISAL

The financial statements considered as the basis for this report were prepared by the companies, having already fully complied with Act No. 11. 638/07. The table below shows the general criteria defined for the appraisal of each account and/or group of accounts of the companies involved in the operation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
General	Accounts whose value is less than R$500,000 reais were not analyzed; the book value was kept, with the exception of those that were consolidated in a specific group.	Market value identical to book value.

Available Funds

Represented by:

•    Cash and Banks

•    Cash Equivalents - Short-term investments, with original maturity being ninety days or less and immediately convertible into cash;

•    Financial Investments - Exclusive investment funds and private securities.

Cash equivalents and investments held by the Company and its subsidiaries are classified as held for trading and are measured at their respective fair values.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Accounts Receivable from Clients

Substantially represented by:

•    Services for billing

•    Billed services

•    Sales of Goods

•    Provision for doubtful accounts constituted on the basis of individual analyses and on the analyses of groups of assets of similar risk, for which criteria for establishing the provision contemplates the ascertainment of percentiles of losses occurring in each maturity range of accounts receivable and, on the grounds of such loss percentiles, future losses are estimated over the current balance of accounts receivable.

Market value identical to book value.

Inventories	Substantially represented by cell phones and accessories for resale, net of provision for losses or for adjustments to the forecast in which they should be realized.	Market value identical to book value.

Derivatives (Assets and Liabilities)	Represented by: • “Swap cross currency” contracts US$/R$:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•    Active Position - US$ + 5,86%

•    Liability Position - 100% CDI

•    “Swap cross currency” contracts Iene/R$:

•    Active Position - Iene + Iene Libor 6M + 1,25%

•    Liability Position - 85% a 90% CDI

•    “Swap cross currency” contracts Iene/US$:

•    Active Position - Iene Libor 6m + 1,25%

•    Liability Position - US Libor 6m + 3,59%

Hedging operations contracted with financial institutions to minimize the risks of loans and financing contracted in foreign currency, without leverage, because of the possibility of fluctuations in exchange rates that may increase the balance of them. Portion of foreign currency debt in foreign currency 90.4% is covered by this mode of operation and financial investments in foreign currency.

The positive or negative effects in hedging transactions are measured at fair value using available information and appropriate valuation methodologies for each situation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Deferred and Recoverable Taxes

Represented by:

•    Deferred Income Tax and Social Contribution - Calculated over temporary differences, tax losses and the negative base of social contribution, and accounted for to the extent of the existence of future taxable profit at sufficient level for the total or partial use of deferred taxes.

•    Tax Credits - Composed of:

- ICMS (Provisional Value Added Tax)

- IRPJ/CS (Legal Entity Income Tax/Social Contribution)

- PIS & COFINS (Social Participation Program and Contribution to Social Security Financing)

- Others

The ICMS recoverable originates, for the most part, from credits constituted on the acquisition of fixed assets - Complementary Law No. 102/00.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

Judicial Deposits

Represented by the balance of judicial deposits related to contingencies, which the balances are updated monetarily. The deposits are in connection with the following contingencies:

•    Labor

•    Tax

•    Civil

Market value identical to book value.

Assets Related to Pension Funds	Represented by: • Contribution of the sponsor without right of redemption by the participants who left the Plan. • Part of the Plan’s surplus, attributed to the sponsor.	Market value identical to book value.

Available Financial Assets for Sale

Represented by the participation of 7.2% of TMAR in Portugal Telecom’s capital resulting from the acquisition of stake by subscribing for the purchase and sale of shares to term.

The investment was recorded under this heading, as required by the CPC 38.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

Others	Substantially represented by: • Prepaid Expenses • Advances to Suppliers • Receivables • Advances to Employees • Fiscal Benefits • Other Assets

•    Prepaid Expenses - The balance of the following prepaid expenses were cancelled:

•    Publicity and Advertisement

•    Sponsor

•    Financial charges

•    FOL

•    Directories

•    FISTEL

•    Others

•    Other Assets: Maintained the book value taking into consideration that this asset was measured at its fair value.

Participation in Subsidiary Companies	Appraised through the Equity Method of Accounting.	Balances were adjusted by the results of market value adjustments reflected in the net equities of the subsidiaries appraised.

Other Investments	Represented by other investments whose balances are stated net of provision for loss when applicable.	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

Automatic Commutation Equipment, Means of Data Communication and Transmission, Termination and Infrastructure	Assets of utmost importance for the business. Appraised at market prices on the basis of their replacement cost through the use of project parameters. Methodology and respective calculations can be found in detail in Attachment 2.	Market value identical to book value.

Land and Buildings	Appraised at market prices, with specific appraisal reports for applicable properties. A table comprising the summary of values per property can be found in Attachment 3.	Market value identical to book value.

Work in Progress	Assets whose book value is close to their market value, due to their being recent acquisitions.	Market value identical to book value.

Goodwill Surplus Value	Goodwill determined in subsidiaries not valued.	Market value identical to book value.

Intangible	Represented by: • Goodwill in subsidiaries not valued • Data Processing System • Formation of Intangibles • Others • Patents and Brands • Regulatory Licenses	For purposes of compliance with article 264 of the Lei das S / A, the analyst chose the values of historical cost as the best reference, in order to remove the influence of the projections of future scenarios present in the traditional methodologies of valuation at market prices of this group of assets.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Loans, Financing, Debentures, Derivative Financial Instruments and Intercompany Loans	Represented by: • Financial Institutions: • Local Currency • Foreign Currency • Financial and Derivative Instruments • Public Debentures	Market value identical to book value.

Suppliers	Substantially represented by: • Network Infrastructure Material • Transfers • Commissions on sales • Diverse Suppliers The payments end in the short-term for all obligations.	Market value identical to book value.
Taxes, Fees and Contributions

Represented by:

•    ICMS (1) (Provisional Value Added Tax)

•    PIS and COFINS (Social Participation Program and Contribution)

•    IRPJ (Legal Entity Income Tax) payable

•    Social Contribution payable

•    Others

Maintained the book value, because it did not show signs of relevant market adjustments, except for the IR / CS, for which the balance was adjusted for the effects of income tax and social contribution levied on adjustments to the market subject to such taxation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Staff, Social Charges and Benefits	Substantially represented by: • Social Charges and Benefits • Share Option Plan • Others	Market value identical to book value.

Authorization for Exploration of Services	Substantially represented by payable values to ANATEL for grants of radiofrequency and authorization of services from SMP and concession of STFC, obtained through auctions.	Market value identical to book value.

Dividends, On Shareholders Equity Interest and Share of Net Income	Represented by dividends and interest on shareholders’ equity net of withholding Income tax when applicable, payable to controlling and non-controlling shareholders.	Market value identical to book value.

Refinancing Tax Program	• Referred to the values of the installments (REFIS 4)	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Provision for Contingencies

Represented by the balance of provisions for Labor, Tax and Civil contingencies whose risks are classified as PROBABLE, net of judicial deposits and made on the grounds of legal requirements or caution.

In the appraisal of the company and its subsidiaries, contingencies classified pursuant to their chances of being incurred at a POSSIBLE or REMOTE risk level, are not provisioned, albeit, in some cases, similar matters may be framed in different risk-level classifications, a fact which has been justified by the peculiar factual and procedural status of each process. However, in some situations, judicial deposits are made on the grounds of legal requirements or caution.

Market value identical to book value.

Provision for Pension Funds and Other Benefits

Substantially represented by the company’s and its subsidiaries’ sponsoring of complementary social security benefit plans, relative to retirement benefits for assisted employees and participants.

For defined benefit plans, the Company and its subsidiaries have the immediate recognition of actuarial gains and losses, being made the full liabilities for plans showing deficits.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Other Accounts Payable	Substantially represented by :	Market value identical to book value.

• Tax Credit Acquisition Obligations • Self-financing Resources • Other accounts payable
Net Equity	• Adjustments at Market Value- Resulting from the appraisal of Assets, Rights and Obligations, appraised at market value, net of tax effects.	Adjusted by the premium paid for the valued assets net of taxes.

6. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF TMAR

This report uses the assets approach for the appraisal of the Net Equity at market price of TMAR. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 5.

RELEVANT ASSETS

As part of the Corporate Restructuring, TMAR will have part of its net book equity split-off. This split-off portion will be composed primarily of its investment in COARI and certain debt, as detailed in the report RJ-0375/11-01:

Therefore, to arrive at the value of the Consolidated Net Equity at market prices of TMAR, it was necessary to appraise TMAR’s relevant operating assets as they would exist following the split-off.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of TMAR’s assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized on the following table:

FIXED TELEPHONY’S FIXED ASSETS – REGION I

FIXED ASSETS
Automatic switching equipment	1,511,906,627.38
Transmission equipments	4,464,811,214.12
Work in progress	1,512,792,427.58
Infrastructure	4,483,295,564.03
Buildings	973,880,035.98
Other assets	347,771,009.25

TOTAL	13,294,456,878.34

MOBILE’S FIXED ASSETS – REGION I and III

FIXED ASSETS
Automatic switching equipment	1,007,002,880.05
Transmission equipments	2,911,725,900.48
Work in progress	464,795,248.99
Infrastructure	1,044,996,518.31
Buildings	136,214,216.09
Other assets	271,628,254.91

TOTAL	5,836,363,018.82

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of TMAR, we used the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF TMAR

The table below shows the value of the Net Equity at Market Price of TMAR as of the base date, with respective adjustments made in the main accounts, considering the subsequent events this report:

TELEMAR NORTE LESTE S.A. (TMAR)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		12,101,697	0	0	12,101,697	-522,282	11,579,415
LONG TERM ASSETS		6,958,119	0	-8,922	6,949,197	0	6,949,197
INVESTMENTS		16,431,627	-16,382,515	0	49,112	0	49,112
- Investments in subsidiaries:		16,382,515	-16,382,515	0	0	0	0
- Coari Participações S.A.	100.00%	16,382,515	-16,382,515	0	0	0	0
- Other Investments		49,112	0	0	49,112	0	49,112
FIXED ASSETS		14,305,484	0	0	14,305,484	5,924,780	20,230,264
INTANGIBLE ASSETS		2,279,769	0	0	2,279,769	0	2,279,769

TOTAL ASSETS		52,076,696	-16,382,515	-8,922	35,685,259	5,402,499	41,087,757

CURRENT LIABILITIES		7,332,068	-1,074,598	0	6,257,470	0	6,257,470
NON-CURRENT LIABILITIES		23,933,987	-15,011,582	0	8,922,405	1,836,850	10,759,254
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS		37,183	0	0	37,183	6,466	43,649
EQUITY		20,773,458	-296,334	-8,922	20,468,201	3,559,183	24,027,385

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY		52,076,696	-16,382,515	-8,922	35,685,259	5,402,499	41,087,757

(1)	Split-off of a portion of the shareholders’ equity of TMAR.
(2)	Loss of tax benefits following the split-off referenced in footnote (1).

VALUE OF TMAR SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

344,056,834 shares		VALUE PER SHARE
Book equity value *	R$	59.490756
Adjustment per share	R$	10.344755
Equity value adjusted at market price (1)	R$	69.835511

(1)	Adjusted to reflect the exclusion of treasury stock

7. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF COARI

This report uses the assets approach for the appraisal of the Net Equity at market price of COARI. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 5

RELEVANT ASSETS

As a part of the Corporate Restructuring, COARI will be a subsidiary of TNL after the split-off described in the previous chapter. The relevant assets of COARI are its investment in BRT.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of BRT’s assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized in the following table:

FIXED TELEPHONY’S FIXED ASSETS – REGION II

FIXED ASSETS
Automatic switching equipment	705,666,601.08
Transmission equipments	3,787,824,100.80
Work in progress	398,512,264.36
Infrastructure	2,622,685,901.28
Buildings	924,269,552.40
Other assets	286,792,110.19

TOTAL	8,725,750,530.11

MOBILE’S FIXED ASSETS – REGION II

FIXED ASSETS
Automatic switching equipment	259,300,159.23
Transmission equipments	1,028,946,323.56
Work in progress	150,088,047.46
Infrastructure	140,755,529.12
Buildings	425,402,887.50
Other assets	124,030,264.31

TOTAL	2,128,523,211.19

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of COARI, we adopted the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF COARI

The table below shows the value of the Net Equity at Market Price of COARI, as of the base date, with respective adjustments previously described:

COARI PARTICIPAÇÕES S.A. (COARI)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		938,789	0	0	938,789	0	938,789
- Cash and Cash Equivalents		195,229	740,221	0	935,450	0	935,450
Other Assets		740,221	-740,221	0	0	0	0
NON-CURRENT ASSETS		15,447,002	0	0	15,447,002	1,635,496	17,082,498
LONG TERM ASSETS		0	0	0	0	0	0
INVESTMENTS		15,447,002	0	0	15,447,002	1,635,496	17,082,498
- Investments in subsidiaries:		15,447,002	0	0	15,447,002	1,635,496	17,082,498
- Brasil Telecom S.A.	49.2829%	15,447,002	0	0	15,447,002	1,635,496	17,082,498
FIXED ASSETS		0	0	0	0	0	0
INTANGIBLE ASSETS		0	0	0	0	0	0

TOTAL ASSETS		16,385,791	0	0	16,385,791	1,635,496	18,021,287

CURRENT LIABILITIES		763	0	1,074,598	1,075,361	0	1,075,361
NON-CURRENT LIABILITIES		2,515	0	15,011,582	15,014,097	0	15,014,097
EQUITY		16,382,513	0	-16,086,180	296,333	1,635,496	1,931,828

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY		16,385,791	0	0	16,385,791	1,635,496	18,021,287

1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.
2)	Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.

VALUE OF COARI SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

425,944 shares		VALUE PER SHARE
Book equity value *	R$	695.707992
Adjustment per share	R$	3,839.696399
Equity value adjusted at market price (1)	R$	4,535.404391
(1)	Adjusted to reflect the exclusion of treasury stock

8. CONCLUSION

In the light of the analyses made of the previously mentioned documents, and on the basis of studies conducted by APSIS, the experts concluded that the rate of exchange of COARI shares for TMAR shares, appraised for the values of their Net Equity at Market Prices, appraised, in turn, through the assets approach, as of June 30 2011, are:

0.015398 shares of COARI for 1 share of TMAR

Having concluded Report RJ-0375/11-05, which consists of 33 (thirty three) pages typed on one side and 4 (four) attachments and reproduced in 3 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CREA/RJ 82.2.00620-1 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, August 12, 2011.

Diretor	Gerente de Projetos

9. ATTACHMENTS

1.	VALUATION CALCULATIONS

2.	MACHINERY AND EQUIPMENT VALUATION

3.	REAL ESTATE VALUATION

4.	APSIS GLOSSARY AND PROFILES

SÃO PAULO - SP Av. Angélica, nº 2.503, Conj. 42 Consolação, CEP: 01227-200 Tel.: + 55 11 3666.8448 Fax: + 55 11 3662-5722	RIO DE JANEIRO - RJ Rua da Assembleia, nº. 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

ATTACHMENT 1

TELEMAR NORTE LESTE S.A. (TMAR)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		12,101,697	0	0	12,101,697	-522,282	11,579,415

Cash and Cash Equivalents		4,825,689	0	0	4,825,689	0	4,825,689
Financial Applications		672,414	0	0	672,414	0	672,414
Receivable Accounts		3,926,657	0	0	3,926,657	0	3,926,657
Inventories		140,675	0	0	140,675	0	140,675
Deferred Taxes and Taxes Recoverable		352,359	0	0	352,359	0	352,359
Financial Instruments and Derivatives		55,862	0	0	55,862	0	55,862
Judicial and Blocked Deposits		439,260	0	0	439,260	0	439,260
Other Taxes		774,711	0	0	774,711	0	774,711
Other Assets		914,070	0	0	914,070	-522,282	391,788

NON-CURRENT ASSETS		39,974,999	-16,382,515	-8,922	23,583,562	5,924,780	29,508,342

LONG TERM ASSETS		6,958,119	0	-8,922	6,949,197	0	6,949,197

Financial Applications Measured at Fair Value		53,282	0	0	53,282	0	53,282
Deferred Taxes		2,754,579	0	-8,922	2,745,657	0	2,745,657
Financial Instruments and Derivatives		29,251	0	0	29,251	0	29,251
Judicial and Blocked Deposits		2,507,541	0	0	2,507,541	0	2,507,541
Other Taxes		328,430	0	0	328,430	0	328,430
Financial Assets Available for Sale		1,024,649	0	0	1,024,649	0	1,024,649
Other Assets		260,387	0		260,387	0	260,387

PERMANENT		33,016,880	-16,382,515	0	16,634,365	5,924,780	22,559,145

Investments		16,431,627	-16,382,515	0	49,112	0	49,112

- Investments in subsidiaries:		16,382,515	-16,382,515	0	0	0	0

- Coari Participações S.A.	100.00%	16,382,515	-16,382,515	0	0	0	0

- Other Investments		49,112	0	0	49,112	0	49,112

Fixed Assets		14,305,484	0	0	14,305,484	5,924,780	20,230,264

- Work in Progress		1,978,843	0	0	1,978,843	0	1,978,843
- Automatic Switching Equipment		1,480,971	0	0	1,480,971	1,037,971	2,518,942
- Transmission and Other Equipment		5,391,306	0	0	5,391,306	2,027,948	7,419,254
- Infrastructure		4,148,724	0	0	4,148,724	1,591,393	5,740,117
- Buildings		874,432	0	0	874,432	1,073,968	1,948,400
- Other Assets		431,208	0	0	431,208	193,500	624,708

Intangible Assets		2,279,769	0	0	2,279,769	0	2,279,769

- Goodwill		73,901	0	0	73,901	0	73,901
- Data Processing System		647,154	0	0	647,154	0	647,154
- Brands and Patents		1,070	0	0	1,070	0	1,070
- Customer Portfolio		0	0	0	0	0	0
- Regulatory License		1,529,246	0	0	1,529,246	0	1,529,246
- Other Intangible Assets		28,398	0	0	28,398	0	28,398

TOTAL ASSETS		52,076,696	-16,382,515	-8,922	35,685,259	5,402,499	41,087,757

TELEMAR NORTE LESTE S.A. (TMAR)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	7,332,068	-1,074,598	0	6,257,470	0	6,257,470

Social and Worker Obligations	229,764	0	0	229,764	0	229,764
Suppliers	2,190,159	0	0	2,190,159	0	2,190,159
Fiscal Obligations	240,990	0	0	240,990	0	240,990
Loans and Financing	1,849,796	-1,074,598	0	775,198	0	775,198
Dividends and Interest Payable on Capital	105,775	0	0	105,775	0	105,775
Financial Instruments and Derivatives	736,707	0	0	736,707	0	736,707
Other Taxes	649,806	0	0	649,806	0	649,806
Refinancing Fiscal Program	46,653	0	0	46,653	0	46,653
Permits and Leasing Payble	274,588	0	0	274,588	0	274,588
Other Obligations	527,586	0	0	527,586	0	527,586
Provisions	480,244	0	0	480,244	0	480,244

NON-CURRENT LIABILITIES	23,933,987	-15,011,582	0	8,922,405	1,836,850	10,759,254

LONG TERM LIABILITIES	23,933,987	-15,011,582	0	8,922,405	1,836,850	10,759,254

Loans and Financing	16,757,685	-15,011,582	0	1,746,103	0	1,746,103
Related Party Liabilities	2,055,844	0	0	2,055,844	0	2,055,844
Financial Instruments and Derivatives	385,764	0	0	385,764	0	385,764
Permits and Leasing Payble	858,499	0	0	858,499	0	858,499
Refinancing Fiscal Program	566,141	0	0	566,141	0	566,141
Other Taxes	998,584	0	0	998,584	1,836,850	2,835,434
Other Obligations	322,373	0	0	322,373	0	322,373
Provisions	1,989,097	0	0	1,989,097	0	1,989,097

PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	37,183	0	0	37,183	6,466	43,649

EQUITY	20,773,458	-296,334	-8,922	20,468,201	3,559,183	24,027,385

Capital	11,624,809	0	0	11,624,809	0	11,624,809
Capital Reserves	3,816,430	-1,253,207	0	2,563,223	0	2,563,223
Profit Reserves	6,272,487	0	0	6,272,487	0	6,272,487
Accumulated Profit or Loss	341,392	0	-8,922	332,470	0	332,470
Equity Valuation Adjustments	-1,281,660	956,872	0	-324,788	0	-324,788
Market Adjustments	0	0	0	0	3,559,183	3,559,183

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	52,076,696	-16,382,515	-8,922	35,685,259	5,402,499	41,087,757

(1)	Split-off of a portion of the shareholders’ equity of TMAR.
(2)	Loss of tax benefits following the split-off referenced in footnote (1).

COARI PARTICIPAÇÕES S.A. (COARI)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		938,789	0	0	938,789	0	938,789
Cash and Cash Equivalents		195,229	740,221	0	935,450	0	935,450
Other Assets		740,221	-740,221	0	0	0	0

NON-CURRENT ASSETS		15,447,002	0	0	15,447,002	1,635,496	17,082,498
LONG TERM ASSETS		0	0	0	0	0	0
PERMANENT		15,447,002	0	0	15,447,002	1,635,496	17,082,498
Investments		15,447,002	0	0	15,447,002	1,635,496	17,082,498
- Investments in subsidiaries:		15,447,002	0	0	15,447,002	1,635,496	17,082,498
- Brasil Telecom S.A.	49.2829%	15,447,002	0	0	15,447,002	1,635,496	17,082,498
Fixed Assets		0	0	0	0	0	0
Intangible Assets		0	0	0	0	0	0

TOTAL ASSETS		16,385,791	0	0	16,385,791	1,635,496	18,021,287

CURRENT LIABILITIES		763	0	1,074,598	1,075,361	0	1,075,361
NON-CURRENT LIABILITIES		2,515	0	15,011,582	15,014,097	0	15,014,097
LONG TERM LIABILITIES		2,515	0	15,011,582	15,014,097	0	15,014,097
EQUITY		16,382,513	0	-16,086,180	296,333	1,635,496	1,931,828

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY		16,385,791	0	0	16,385,791	1,635,496	18,021,287

1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.
2)	Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.

BRASIL TELECOM S.A. (BRT)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		7,162,456	-1,501,984	5,660,472	-105,381	5,555,091

Cash and Cash Equivalents		1,803,213	-1,501,984	301,229	0	301,229
Financial Applications		791,218	0	791,218	0	791,218
Receivable Accounts		1,976,689	0	1,976,689	0	1,976,689
Inventories		18,727	0	18,727	0	18,727
Deferred Taxes and Taxes Recoverable		186,036	0	186,036	0	186,036
Instrumentos Financeiros e Derivativos		0	0	0	0	0
Judicial and Blocked Deposits		1,470,051	0	1,470,051	0	1,470,051
Other Taxes		595,582	0	595,582	0	595,582
Other Assets		320,940	0	320,940	-105,381	215,559

NON-CURRENT ASSETS		18,837,201	0	18,837,201	5,108,535	23,945,736

LONG TERM ASSETS		12,205,796	0	12,205,796	0	12,205,796

Financial Applications Measured at Fair Value		12,715	0	12,715	0	12,715
Deferred Taxes		5,215,755	0	5,215,755	0	5,215,755
Credits with Related Parties		2,055,844	0	2,055,844	0	2,055,844
Judicial and Blocked Deposits		4,606,516	0	4,606,516	0	4,606,516
Other Taxes		171,625	0	171,625	0	171,625
Related Assets to Pension Funds		98,786	0	98,786	0	98,786
Other Assets		44,555	0	44,555	0	44,555

PERMANENT		6,631,405	0	6,631,405	5,108,535	11,739,940

Investments		8,265	0	8,265	0	8,265

- Investments in Subsidiaries:		0	0	0	0	0

-	0.0000%	0	0	0	0	0

- Other Investments		0	0	0		0

Fixed Assets		5,435,464	0	5,435,464	5,108,535	10,543,999

- Work in Progress		752,668	0	752,668	0	752,668
- Automatic Switching Equipment		332,706	0	332,706	532,497	865,203
- Transmission and Other Equipment		2,606,674	0	2,606,674	1,786,151	4,392,825
- Infrastructure		996,149	0	996,149	1,620,654	2,616,803
- Buildings		416,005	0	416,005	1,019,219	1,435,224
- Other Assets		331,262	0	331,262	150,014	481,276

Intangible Assets		1,187,676	0	1,187,676	0	1,187,676

- Goodwill		80,494	0	80,494	0	80,494
- Data Processing System		357,616	0	357,616	0	357,616
- Brands and Patents		0	0	0	0	0
- Regulatory Licenses		600,014	0	600,014	0	600,014
- Intangible Assets in Formation		146,705	0	146,705	0	146,705
- Other Intangible Assets		2,847	0	2,847	0	2,847

TOTAL ASSETS		25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

BRASIL TELECOM S.A. (BRT)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	7,427,880	-1,501,984	5,925,896	0	5,925,896

Social and Worker Obligations	119,433	0	119,433	0	119,433
Suppliers	1,473,807	0	1,473,807	0	1,473,807
Fiscal Obligations	96,854	0	96,854	0	96,854
Loans and Financing	1,039,312	0	1,039,312	0	1,039,312
Dividends and Interest Payable on Capital	56,528	0	56,528	0	56,528
Instrumentos Financeiros e Derivativos	0	0	0	0	0
Other Taxes	1,159,832	0	1,159,832	0	1,159,832
Refinancing Fiscal Program	37,778	0	37,778	0	37,778
Permits and Leasing Payable	115,291	0	115,291	0	115,291
Other Obligations	2,015,023	-1,501,984	513,039	0	513,039
Provisions	1,314,022	0	1,314,022	0	1,314,022

NON-CURRENT LIABILITIES	8,269,903	0	8,269,903	1,701,072	9,970,975

LONG TERM LIABILITIES	8,269,903	0	8,269,903	1,701,072	9,970,975

Loans and Financing	2,684,864	0	2,684,864	0	2,684,864
Permits and Leasing Payable	517,938	0	517,938	0	517,938
Refinancing Fiscal Program	413,055	0	413,055	0	413,055
Other Taxes	555,934	0	555,934	1,701,072	2,257,006
Other Obligations	342,083	0	342,083	0	342,083
Provisions	3,756,029	0	3,756,029	0	3,756,029

PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	303	0	303	97	400

EQUITY	10,301,571	0	10,301,571	3,301,985	13,603,556

Capital	3,731,059	1,501,984	5,233,043	0	5,233,043
Capital Reserves	4,217,934	-1,501,984	2,715,950	0	2,715,950
Profit Reserves	1,885,511	0	1,885,511	0	1,885,511
Accumulated Profit or Loss	467,067	0	467,067	0	467,067
Ajustes de Avaliação Patrimonial	0	0	0	0	0
Market Adjustments	0	0	0	3,301,985	3,301,985

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

ATTACHMENT 2

MACHINERY AND EQUIPMENT VALUATION

The technical procedures used in this Report are in accordance with the criteria set forth by Appraisal Standards NBR 14653-1:2001 and NBR 14653-2:2004 of ABNT – Brazilian Association of Technical Standards, and appraisal calculations for assessing values were devised on the basis of the direct market data comparative method and the replacement cost method.

Based on prior experiences, APSIS developed a method for assessing values based on comparative elements drawn out of appraised operational systems.

Below find the references used towards the performance of our work and the criteria used for the main items of the appraisal:

REFERENCES

a)	Equity Control of fixed assets, supplied by BrT to all the group’s companies;

b)	Quotations for the relevant equipment in each functional class;

c)	Analysis of BrT’s new operational projects for the purpose of harmonizing concepts and premises (APSIS Engineering and BrT Engineering);

d)	Data supplied by managers of several central offices during technical visitations, and;

e)	Appraisal of specific features of each facility.

METHODOLOGY

For the assessment of machinery and equipment, we used as supporting documentation, the appraisal report performed by APSIS in September 2009 (date of value), where at the time held the market assessment and determining the useful life of the entire database of assets companies valued according to the character of relevance. The final values found in September 2009 have been depreciated to the date of June 30, 2011, and market adjustments were calculated from this results.

The method used consists of achieving the value of new, equal or similar machines and/or equipment through market research done with manufacturers, suppliers and/or representatives, in addition to, as the case may be, assembly, installation and transportation expenses.

We adopted a simplified model by virtue of the size of the data base analyzed (1,938 thousand items), which consisted in grouping assets per operating functional unit.

After connecting all items to functional units, we adopted the following appraisal criteria/premises:

For all equipment deemed obsolete, with no market value, MODERN EQUIVALENT value will be contemplated.

The functional classes devised by APSIS defined technology used per demand, and not per manufacturer or model, seeing that, with regards to the market, technology is within the reach of all, and values are similar among manufacturers.

The relevant equipment was selected per functional class to be quoted with manufacturers, or the equivalent, comprised in the very data bank supplied, with purchase date being 2008.

A correction factor was used for each functional class per sampling, with reference to the relevant equipment quoted being used and adopting the premise that the value of all equipment belonging to the same functional class is affected in the same manner.

The economic useful life of fixed assets installed on the plant was defined as per field visitations and data collected from the manufacturers themselves. We contemplated the following factors for assessing economic useful life: the need of replacement due to technological advances per demand, competition, market trends and the very useful life of the equipment.

Therefore, we arrived at the following probable estimates, per engineering group:

- Commutation => 10 years - Transmission => 10 years - Infrastructure => 20 years, with towers being = 25 years - Access Network => 10 years - Termination => 10 years

Some non-relevant functional classes were identified and therefore associated to other classes alike, namely:

CRITERIA FOR REPLACEMENT VALUE ASSESSMENT– NON-RELEVANT CLASSES

CLASSES	CLASS AVERAGE

CAB, C-B, C-O	C-CG, C-M, C-P

CEL-, CEL-A	CEL-B

D-DEL, D-E	D-DO

SAT-A, SAT-E	D-DO, D-DEL, D-MO, D-MUL, D-RO

E-B, E-T	E-A, E-G, E-R

F-I, S-A	C-G, C-M, C-P, T-A, T-ANA, T-DEL, T-DO

T-E, T-O	T-A, T-ANA, T-DEL, T-DO

TE-CP, TE-O, TE-VC, TE-WLL, TE-DA, TE-DEL	TE-AS, TE-TP

The current value of each equipment was achieved by contemplating replacement value depreciation on the basis of new economic useful life from the date of purchase.

With regards to installations, the same were assessed as an integrating part of their respective equipment.

ATTACHMENT 3

REAL ESTATE VALUATION

The technical procedures used in the report prepared by APSIS are in accordance with the criteria set forth by Appraisal Standards NBR 14653-1:2001 and NBR 14653-2:2004 of ABNT - Brazilian Association of Technical Standards, and appraisal calculations to assess market values were prepared on the basis of the evolutive method (direct market data comparative method for land, and cost quantification method for buildings and improvements) and on the basis of the direct market data comparative method.

Furthermore, the reports comply with the specifications and criteria set forth by Appraisal Standards NBR 14653-1:2001, NBR 14653-2:2004 and NBR 14653-5:2004 of ABNT - Brazilian Association of Technical Standards and with the specifications and criteria set forth by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to requirements imposed by different bodies, such as: the Ministry of Treasury, Central Bank, Bank of Brazil, CVM (Brazilian equivalent of the Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR/99 (Income Tax Regulation/99), etc. The postulates comprised in the Professional Codes of Ethics set forth by CONFEA - Federal Council of Engineering, Architecture and Agronomy and by the Institute of Legal Engineering have also been complied with.

1. METHODOLOGY FOR REAL ESTATE APPRAISAL

The methodology used in the reports is described as follows.

1.1 ASSESSMENT OF THE REAL ESTATE’S VALUE - EVOLUTIVE METHOD

This method defines the total value of the real estate on the basis of a combination between the direct comparative method for assessing the value of land and the cost of reproduction method for assessing the value of improvements.

DIRECT COMPARATIVE METHOD (Handling by Factors) - LAND

DEFINITION

This method defines land value by comparing market data from similar land. Firstly, market research is carried out aiming at producing a representative sampling of market data on land with features, inasmuch as possible, similar to that under appraisal through the use of all available data. This stage, which involves research structures and strategies, starts with the profiling and outlining of the market under analysis upon the assistance of existing theories and concepts or hypotheses originated from experiences acquired by the appraiser on value formation. Within research structure, variables are chosen which, in principle, are relevant for explaining value formation, and presumed relations between them and dependent variables have been established. Researched items are then submitted to technical unification through the assistance of approved empirical weighting factors, which aim at weighting the features and qualities of the data researched.

IDENTIFICATION OF THE SAMPLE’S VARIABLES

Dependent variables

In order to correctly specify dependent variables, market investigation in connection to their behavior and to ways in which prices are expressed (for instance, total or unit price, reference currency, payment forms) is required, as well as observation of measurement unit unification.

Independent variables

Independent variables refer to physical features (for instance, area, façade), location features (such as district, street, avenue, distance to pole of influence, among others), and economic features (such as bid or transaction, business period and condition - in cash or in installments). They must be chosen on the basis of existing theories, knowledge acquired, common sense and other features which have revealed themselves important during performance of our work, as some variables contemplated during research planning may have revealed themselves to be of little relevance or vice-versa. Whenever possible, adoption of quantitative variables is recommended.

UNIFICATION FACTORS NORMALLY USED IN THE REPORTS

According to Appraisal Standard NBR 14653-2:2004 of ABNT, for foundation level I to be attained, the adjustment interval acceptable for each factor or set of factors is 0,50 to 1,50. The following factors were used in this appraisal:

F1 - Bid Factor

This factor has been adopted for items under bid, bearing in mind that it normally suffers a value reduction for the purpose of closing the deal. It varies from 0,8 to 1,0.

F2 - Transposition Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative location thereof.

F3 - Area Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative area thereof.

✓ F3 = (s/S)1/4

Where: s = area of researched item

S= area of real estate under appraisal

When variation between two areas is less than 30%; or

✓ F3 = (s/S)1/8

When variation between two areas is over 30%.

F4 - Topography Factor

It has been adopted to unify researched items with the real estate under appraisal in function of the relative topography thereof.

F5 - Frontage Factor

It has been adopted to unify researched items with the real estate under appraisal, in function of the relative frontage thereof.

✓ F5 = (TA/Ta)1/4

Where: TA = frontage of the real estate under appraisal

Ta = frontage of the researched item

With expression being limited to the interval of 0,5 <= TA/Ta >= 2,0

After unification, these values are subject to a statistical treatment for assessment of the unit value to be adopted for the real estate under appraisal.

After researched items have been duly unified, Student’s Percentile-T Method is adopted for assessing the arbitration field with 80% confidence. Within this interval, the appraiser, at his discretion, adopts the unit value deemed appropriate. This value is multiplied by the constructed area of the real estate under appraisal, with the value thereof thus being arrived at.

COST QUANTIFICATION METHOD - BUILDINGS AND IMPROVEMENTS

The cost quantification method determines value on the basis of the cost of reproduction minus depreciation of buildings and improvements, with all original features or re-allocation thereof being observed, and depreciation due to physical deterioration, functionality and economic/external obsolescence being contemplated.

The unit value (new value) for buildings and construction is defined through the adoption of the basic unit cost of construction, which is determined by inquiries made to specialized magazines on civil construction indexes and costs (PINI EDITORS). This value is multiplied by the equivalent construction area thereof.

A percentage relative to factors not included in the cost of construction, such as: BDI (Indirect Costs and Profits) rate, project cost, fees, etc., is added to this sum, with the building’s cost of production minus depreciation being thus established.

Depreciation results from the items’ wear and tear. Functional obsolescence occurs in function of a decrease in value based on the internal condition of the real estate, produced by inadequate design, materials, or processes, which give rise to inadequacies, capability, cancellation or exceeding operational costs.

Economic/external obsolescence is an irreparable injury to the value of buildings and improvements, caused by unfavorable conditions of the local economy and industrial sector, such as: unavailability of funding, loss of sources of raw material and manpower, lack of efficient transportation, change of trade center, change in legislation and change in customs.

A depreciation factor set forth by the Ross-Heidecke Method (in function of the state of conservation and apparent age of the building) is applied to the prior achieved cost of reproduction of the building, with the building’s cost of reproduction minus depreciation being thus arrived at.

CALCULATION OF THE REAL ESTATE’S FINAL VALUE

The market value for the purchase and sale of the real estate will be achieved through the sum of land, construction and improvement quotas. If the resulting value is not appropriate to the status of the real estate market of the region within the segment under analysis, a trade factor has been adopted.

1.2 DIRECT COMPARATIVE METHOD (Handling by Factors)

DEFINITION

This method defines land value by comparing market data from similar land. Firstly, market research is carried out aiming at producing a representative sampling of market data on real estate with features, inasmuch as possible, similar to that under appraisal through the use of all available evidence. This stage, which involves research structures and strategies, starts with the profiling and outlining of the market under analysis upon the assistance of existing theories and concepts or hypotheses originated from experiences acquired by the appraiser on value formation. Within research structure, variables are chosen which, in principle, are relevant for explaining value formation, and presumed relations between them and dependent variables have been established. Researched items are then submitted to technical unification through the assistance of approved empirical weighting factors, which aim at weighting the features and qualities of the data researched.

IDENTIFICATION OF THE SAMPLE’S VARIABLES

Dependent variables

In order to correctly specify dependent variables, market investigation in connection to their behavior and to ways in which prices are expressed (for instance, total or unit price, reference currency, payment forms) is required, as well as observation of measurement unit unification.

Independent variables

Independent variables refer to physical features (for instance, area, façade), location features (such as district, street, avenue, distance to pole of influence, among others), and economic features (such as bid or transaction, business period and condition - in cash or in installments). They must be chosen on the basis of existing theories, knowledge acquired, common sense and other features which have revealed themselves important during performance of our work, as some variables contemplated during research planning may have revealed themselves to be of little relevance or vice-versa. Whenever possible, adoption of quantitative variables is recommended.

UNIFICATION FACTORS NORMALLY USED IN THE REPORTS

According to Appraisal Standard NBR 14653-2:2004 of ABNT, for foundation level I to be attained, the adjustment interval acceptable for each factor or set of factors is 0,50 to 1,50. The following factors were used in this appraisal:

F1 - Bid Factor

This factor has been adopted for items under bid, bearing in mind that it normally suffers a value reduction for the purpose of closing the deal. It varies from 0,8 to 1,0.

F2 - Transposition Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative location thereof.

F3 - Area Factor

It has been adopted for the purpose of unifying researched items with the real estate under appraisal, in function of the relative area thereof.

F3 = (s/S)1/4 when variation between two areas is less than 30%; or

F3 = (s/S)1/8 when variation between two areas is over 30%; Where:

s = area of researched item

S = area of real estate under appraisal

F4 - Age Factor

It has been adopted to unify researched items with the real estate under appraisal, in function of the relative age thereof.

F5 - Construction Pattern Factor

It has been adopted to unify researched items with the real estate under appraisal, in function of the construction pattern thereof.

After being unified, these values are subject to a statistical treatment for assessment of the unit value to be adopted for the real estate under appraisal.

After researched items have been duly unified, Student’s Percentile-T Method is adopted for assessing the arbitration field with 80% confidence. Within this interval, the appraiser, at his discretion, adopts the unit value deemed appropriate. This value is multiplied by the constructed area of the real estate under appraisal, with the value thereof thus being arrived at.

ATTACHMENT 4

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).